UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MIDDLE KINGDOM ALLIANCE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MIDDLE KINGDOM ALLIANCE CORP.

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 10, 2008

TO THE STOCKHOLDERS OF MIDDLE KINGDOM ALLIANCE CORP.:

You are cordially invited to attend a special meeting of stockholders of Middle Kingdom Alliance Corp. (“Middle Kingdom”) to be held on December 10, 2008 for the sole purpose of considering and voting upon three proposals to amend Middle Kingdom’s certificate of incorporation (the “Extension Amendment”) to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;

•

extend the date before which Middle Kingdom must complete a business combination from December 13, 2008 to August 31, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are authorizing Middle Kingdom to amend the trust agreement (the “trust agreement”) established in connection with Middle Kingdom’s initial public offering (the “IPO”) to extend the date by which the trust account (the “trust account”) established in connection with Middle Kingdom’s IPO must be liquidated from December 13, 2008 to August 31, 2009); and

•

allow holders of less than 20% of Middle Kingdom’s Class B shares who vote against the Extension Amendment and elect conversion to convert their Class B shares into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Middle Kingdom’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

The Middle Kingdom board of directors has fixed the close of business on November 18, 2008 as the date for determining Middle Kingdom stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Middle Kingdom common stock and Class B common stock on that date are entitled to have their votes counted at the special meeting or any adjournment.

The purpose of the Extension Amendment is to allow Middle Kingdom more time to complete its proposed business combination with Pypo Digital Company Limited, a Cayman Islands exempted company, pursuant to the Agreement and Plan of Merger, Conversion and Share Exchange, dated as of September 5, 2008 (the “Merger Agreement”). This transaction is referred to as the “business combination,” and Pypo Digital Company Limited and certain of its direct and indirect subsidiaries are referred to collectively as “Pypo.”

If the Extension Amendment is not approved and the proposed business combination is not consummated by December 13, 2008, Middle Kingdom will be liquidated. In any liquidation, the funds held in the trust account will be distributed, pro rata, to the holders of the Class B shares. Middle Kingdom cannot provide stockholders with assurances of a specific timeframe for the dissolution and distribution of the trust account, but estimates, based on the liquidation timelines of similar companies, that the process will take 90 to 120 days. If Middle Kingdom fails to consummate a business combination within the time period allotted, Middle Kingdom will seek the approval of its Class B and common stockholders, voting as a group, for a plan of dissolution and distribution. In the event Middle Kingdom seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution and the distribution of its assets. The amount held in the trust account may not be distributed except upon Middle Kingdom’s dissolution and will not be released, unless and until such approval is obtained from Middle Kingdom’s stockholders. These procedures, or a vote to reject any plan of dissolution and distribution by the Class B and common stockholders, may result in substantial delays in the liquidation of the trust account to the Class B stockholders as part of the plan of dissolution and distribution.

On September 15, 2008, Middle Kingdom filed a Form S-4 registration statement including preliminary proxy materials for a special meeting of Middle Kingdom stockholders to vote on the business combination, as well as a redomestication to be completed in connection with the business combination. Preliminary copies of these materials have been filed with the U.S. Securities and Exchange Commission (the “SEC”) and Middle Kingdom is in the process of preparing responses to the SEC staff’s comments.

The transaction with Pypo is considered a “business combination” under Middle Kingdom’s certificate of incorporation, which currently provides that if Middle Kingdom does not consummate a business combination by December 13, 2008, Middle Kingdom will dissolve and distribute to its Class B stockholders the funds available in the trust account established in Middle Kingdom’s IPO, with any remaining net assets being distributed to its common stockholders. As explained below, there is a possibility that Middle Kingdom will be unable to complete the business combination by that date. Middle Kingdom’s board of directors believes that stockholders will benefit from Middle Kingdom’s business combination with Pypo and is therefore proposing a one-time amendment to Middle Kingdom’s certificate of incorporation to extend that date to August 31, 2009, and to make other corresponding changes in the certification of incorporation.

You are not being asked to pass on the proposed business combination at this time. If you are a Class B stockholder, you will have the specific right to vote on the proposed business combination with Pypo if and when it is submitted to stockholders, and Middle Kingdom expects to present the business combination for your vote in the near future, after the SEC staff has had the opportunity to comment on the proxy statement.

Middle Kingdom’s IPO prospectus stated that Middle Kingdom would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Since the completion of its IPO, Middle Kingdom has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements. Commencing promptly upon completion of its IPO, Middle Kingdom began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Middle Kingdom identified and reviewed information with respect to more than 50 possible target companies, four of which (including Pypo) were provided with a detailed term sheet and/or a preliminary letter of intent.

Middle Kingdom first met with Pypo management in February 2008 and announced that it had entered into a non-binding letter of intent with respect to a business combination in May 2008. From February 2008 until September 5, 2008, Middle Kingdom, while also involved in due diligence activities, engaged in negotiations with Pypo and its shareholders on the terms of the agreement to govern the business combination. The parties entered into the Merger Agreement on September 5, 2008.

As Middle Kingdom believes the Pypo business combination to be in the best interests of Middle Kingdom’s stockholders, and because Middle Kingdom may not be able to conclude the business combination with Pypo by December 13, 2008, Middle Kingdom has determined to seek stockholder approval to extend the time for closing the business combination beyond December 13, 2008 to August 31, 2009. If the Extension Amendment is approved, Middle Kingdom expects to seek stockholder approval of the proposed redomestication and business combination with Pypo in the near future.

Consistent with the conversion rights of Middle Kingdom’s Class B common stock included in the IPO prospectus, if Class B stockholders vote a total of 684,061 or more Class B shares (which number represents 20% or more of the shares of Class B common stock currently outstanding as of the date of the special meeting to consider the Extension Amendment) (a) against the Extension Amendment (and elect to convert their Class B shares into a portion of the funds available in the trust account) and (b) against the proposed business combination with Pypo and (elect to convert their Class B shares into a portion of the funds available in the trust account), Middle Kingdom will not complete the business combination, and Middle Kingdom will be liquidated. Middle Kingdom believes that the conversion rights were included to protect Middle Kingdom Class B stockholders from having to sustain their investments for an unreasonably long period if Middle Kingdom failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of the stockholders and that the Class B stockholders should be afforded an opportunity to consider the business combination with Pypo. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 684,061 or more Class B shares are voted against the Extension Amendment, and elect conversion, Middle Kingdom’s board of directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common stock and Class B common stock, voting as a group. Middle Kingdom estimates that the per share liquidation value of the trust account as of November 10, 2008 is approximately $8.39. The closing price of Middle Kingdom’s Class B common stock on November 19, 2008 was $8.30.

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If holders of fewer than 684,061 Class B shares vote against the Extension Amendment and elect to convert their Class B shares into a portion of the funds available in the trust account, such stockholders will have the opportunity to receive, at the time the amendment becomes effective, and in exchange for the surrender of their Class B shares, a pro rata portion of the trust account, as if they had voted against a business combination proposal. Class B shareholders may elect to convert their Class B shares into a portion of the funds available in the trust account only if they vote against all the proposals included in the Extension Amendment. The remaining holders of Class B shares will retain their right to convert their Class B shares into a portion of the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures described in the Form S-4 Registration Statement filed with the SEC in connection with the redomestication and the business combination.

Subject to the foregoing, the affirmative vote of a majority of Middle Kingdom’s outstanding common stock and Class B common stock, voting as a group and voting for all proposals contained in the Extension Amendment, will be required to approve the Extension Amendment.

Middle Kingdom will only ask you once to extend the period during which a business combination may be completed. If the Extension Amendment is approved, Middle Kingdom will amend the trust account agreement to prohibit any further changes in the distribution of trust account funds unless each and every stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Middle Kingdom is permitted to consummate a business combination.

In considering the Extension Amendment, Middle Kingdom’s stockholders should be aware that because the Middle Kingdom IPO prospectus did not contemplate the possibility of extending the date by which Middle Kingdom must complete a business combination to avoid liquidation, such stockholders may have securities law claims against Middle Kingdom. Even if you do not pursue such claims, others may do so. The Extension Amendment will also result in Middle Kingdom incurring additional transaction expenses, and may also result in securities law and other claims against Middle Kingdom whose holders might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Middle Kingdom incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims, that are not fully indemnified by Middle Kingdom’s pre-IPO stockholders, including its current officers and directors. A consequence might be that holders of Class B shares who do not elect conversion at the time of the Extension Amendment vote but elect to convert their Class B shares in connection with the proposed business combination vote will receive a lesser amount in respect to their pro rata share of the trust account. You should read the proxy statement carefully for more information concerning this possibility and other consequences of the adoption of the Extension Amendment.

After careful consideration of all relevant factors, Middle Kingdom’s board of directors has determined that the Extension Amendment is fair to and in the best interests of Middle Kingdom and its stockholders, has declared it advisable and recommends that you vote or give instruction to vote “FOR” it.

Under Delaware law and Middle Kingdom’s bylaws, no other business may be transacted at the special meeting.

Enclosed is the proxy statement containing detailed information concerning the Extension Amendment and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

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Dated: November 24, 2008

By Order of the Board of Directors,

/s/ Bernard J. Tanenbaum III
Bernard J. Tanenbaum III
Chief Executive Officer

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

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MIDDLE KINGDOM ALLIANCE CORP.

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 10, 2008

PROXY STATEMENT

A special meeting of stockholders of Middle Kingdom Alliance Corp., a Delaware corporation, will be held at 11:00 a.m. Eastern standard time on December 10, 2008, at the offices of Middle Kingdom at 333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328, for the sole purpose of considering and voting upon three proposals to amend Middle Kingdom’s certificate of incorporation (the “Extension Amendment”) to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;

•

extend the date before which Middle Kingdom must complete a business combination from December 13, 2008 to August 31, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are authorizing Middle Kingdom to amend the trust agreement (the “trust agreement”) established in connection with Middle Kingdom’s initial public offering (the “IPO”) to extend the date by which the trust account (the “trust account”) established in connection with Middle Kingdom’s IPO must be liquidated from December 13, 2008 to August 31, 2009); and

•

allow holders of less than 20% of Middle Kingdom’s Class B shares who vote against the Extension Amendment and elect conversion to convert their Class B shares into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Middle Kingdom’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Class B stockholders may, in connection with this special meeting, demand conversion of their Class B shares into a pro rata share of the trust account provided they check the “Exercise Conversion Rights” box on the proxy card and follow all other procedures described in this proxy statement.

A stockholder’s approval of the third proposal of the Extension Amendment will constitute consent to the use of Middle Kingdom’s trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their Class B shares, pro rata portions of the funds available in the trust account to the Class B stockholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled.

At the time the Extension Amendment becomes effective, Middle Kingdom will also amend the trust account agreement to prohibit any further changes in the distribution of the trust account funds unless each and every Middle Kingdom stockholder specifically agrees in writing to such change. This amendment effectively precludes any additional extension of the period in which Middle Kingdom is permitted to consummate a business combination. See “Will you seek any further extensions of the deadline for consummation of a business combination?” in “Questions and Answers” for more information about amending the trust account agreement.

If the Extension Amendment is approved, Middle Kingdom could use the extended period to complete a transaction with a company other than Pypo, but will not do so.

Under Delaware law and Middle Kingdom’s bylaws, no other business may be transacted at the special meeting.

The record date for the special meeting is November 18, 2008. Record holders of Middle Kingdom common stock and Class B common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 1,065,650 outstanding shares of Middle Kingdom common stock and 3,420,305 outstanding shares of Middle Kingdom Class B common stock. Middle Kingdom’s Class A warrants and Class B redeemable warrants do not have voting rights.

This proxy statement contains important information about the meeting and the proposal. Please read it carefully and vote your shares.

This proxy statement is dated November 24, 2008 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Q. What is being voted on?

A. You are being asked to vote on three proposals to amend Middle Kingdom’s certificate of incorporation (the “Extension Amendment”) to:

•     eliminate the provision that purports to prohibit amending its “business combination” provisions;

•     extend the date before which Middle Kingdom must complete a business combination from December 13, 2008 to August 31, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are authorizing us to amend the trust agreement to extend the date by which the trust account must be liquidated from December 13, 2008 to August 31, 2009); and

•     allow holders of less than 20% of Middle Kingdom’s Class B shares who vote against the Extension Amendment and elect conversion to convert their Class B shares into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Middle Kingdom’s board of directors will abandon the Extension Amendment unless each such proposal is approved by stockholders.

Your approval of the third proposal of the Extension Amendment will constitute your consent to the use of funds held in Middle Kingdom’s trust account to pay, at the time the amendment becomes effective, and in exchange for surrender of their Class B shares, pro rata portions of the funds available in the trust account to Class B stockholders voting against all three proposals contained in the Extension Amendment. This use requires amendment of the trust account agreement governing the trust account. At the time the Extension Amendment becomes effective, Middle Kingdom will also amend the trust account agreement to prohibit any further changes in the distribution of the trust account funds unless each and every Middle Kingdom stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Middle Kingdom is permitted to consummate a business combination.

Holders of Class B shares will retain the right to convert such shares into the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures described in the Form S-4 Registration Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the redomestication and the business combination.

Under Delaware law and Middle Kingdom’s bylaws, no other business may be transacted at the special meeting.

Q. Why is Middle Kingdom proposing to amend its certificate of incorporation?

A. Middle Kingdom was organized to serve as a vehicle for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, or other similar business combination with an unidentified operating business having its primary or substantial operations in the People’s Republic of China (the “PRC”).

On September 5, 2008, Middle Kingdom entered into an Agreement and Plan of Merger, Conversion and Share Exchange (the “Merger Agreement”) with Pypo Digital Company Limited (“Pypo Cayman”) and its shareholders that contemplates a corporate redomestication of Middle Kingdom to the Cayman Islands and a share exchange with the Pypo Cayman shareholders that, if approved, would result in Middle Kingdom stockholders holding securities in an entity called Pypo China Holdings Limited (“MK Cayman”), a Cayman Islands exempted company, which will own 100% of the issued and outstanding ordinary shares of Pypo Cayman. Two of Pypo Cayman’s subsidiaries are also parties to the Merger Agreement: (a) Pypo Holdings (HK) Company Limited, a company incorporated in Hong Kong and a wholly owned subsidiary of Pypo Cayman, and (b) Beijing Pypo Technology Group Company Limited, a limited liability company established in the PRC and an indirect wholly owned subsidiary of Pypo Cayman. Pypo Cayman and these direct and indirect subsidiaries are referred to collectively as “Pypo.”

Pypo is a leading distributor in China of Samsung mobile phones and other related products. Middle Kingdom believes that a business combination with Pypo will provide Middle Kingdom stockholders with an opportunity to invest in a company with significant growth potential.

Middle Kingdom expects to seek stockholder approval of the proposed redomestication and business combination as soon as possible after completion of the SEC staff comment process of the Form S-4 registration statement filed with the SEC in connection with the redomestication and business combination.

Middle Kingdom’s proposed business combination with Pypo qualifies as a “business combination” under Middle Kingdom’s certificate of incorporation. The certificate of incorporation currently provides that if the business combination is not completed by December 13, 2008, Middle Kingdom will be liquidated. As explained below, Middle Kingdom may not be able to complete the business combination by December 13, 2008 given when the merger agreement was signed and the actions that must occur prior to closing.

The SEC staff has issued its initial set of comments with respect to the Form S-4 registration statement that Middle Kingdom filed with the SEC on September 15, 2008 in connection with the Pypo business combination. Middle Kingdom is in the process of addressing each of the SEC staff’s comments in an amended Form S-4 registration statement. The SEC staff may have additional comments on the amended Form S-4 registration statement, which Middle Kingdom would have to address in another amended Form S-4 registration statement. Once the SEC declares the Form S-4 registration statement effective, Middle Kingdom will be able to mail the joint proxy statement/prospectus included in the registration statement to its stockholders and schedule the special meeting to consider the business combination. Because Middle Kingdom cannot predict with any certainty the length of the SEC staff comment process and because it must give stockholders sufficient time to review the proxy statement/prospectus prior to the special meeting, Middle Kingdom is also unable to conclude that it will be able to complete the business combination by December 13, 2008.

Middle Kingdom is requesting its stockholders provide it an extension until August 31, 2009. While there can be no assurance, it is Middle Kingdom’s belief that the extension will afford it sufficient time to complete the proxy statement/ prospectus and respond to all staff comments. More specifically, as Middle Kingdom may be required to update the financial information included in the proxy statement / prospectus with respect to both itself and Pypo, Middle Kingdom wanted sufficient time to compile such financial statements and to update the proxy statement/ prospectus appropriately.

Middle Kingdom believes the business combination with Pypo to be in the best interests of Middle Kingdom’s stockholders, and because there is a possibility that Middle Kingdom will not be able to conclude the business combination with Pypo by December 13, 2008, Middle Kingdom has determined to seek stockholder approval to extend the time for completion of the business combination from December 13, 2008 to August 31, 2009. If the extension is approved, Middle Kingdom could seek stockholder approval after December 13, 2008 of a business combination with any company other than Pypo, but will not do so.

Middle Kingdom’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the December 13, 2008 deadline. Middle Kingdom’s IPO prospectus did not suggest that this provision, or the certificate of incorporation’s other business combination procedures, were subject to change. Middle Kingdom believes that these provisions were included to protect Middle Kingdom Class B stockholders from having to sustain their investments for an unreasonably long period if Middle Kingdom failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of stockholders and that the Class B stockholders should be afforded an opportunity to consider the business combination with Pypo.

Even if the Extension Amendment is approved by the requisite vote of stockholders, if holders of 20% or more of the Class B shares outstanding as of the date of the special meeting to consider the Extension Amendment, vote against the Extension Amendment and exercise their conversion rights, the board of directors will abandon the Extension Amendment. Middle Kingdom will, at that point, most likely liquidate unless it has reason to believe it can conclude a business combination by December 13, 2008.

Middle Kingdom is under no contractual or legal obligation to liquidate if holders of 20% or more of the Class B shares outstanding as of the date of the special meeting to consider the Extension Amendment, vote against the Extension Amendment and exercise their conversion rights. However, Middle Kingdom’s board of directors believes that such liquidation is consistent with the spirit in which Middle Kingdom offered its securities to the public.

You are not being asked to pass on the proposed business combination at this time. If you are a Class B stockholder, you will have the specific right to vote on the proposed business combination with Pypo if and when it is submitted to stockholders, and Middle Kingdom expects to present the business combination for your vote in the near future, after the SEC staff has had the opportunity to comment on the proxy statement.

Q. Why should I vote for the Extension Amendment?	A. Middle Kingdom’s IPO prospectus stated that Middle Kingdom would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Since the completion of its IPO, Middle Kingdom has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating business terms with potential targets, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements. Commencing promptly upon completion of its IPO, Middle Kingdom began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Middle Kingdom identified and reviewed information with respect to more than 50 possible target companies, four of which (including Pypo) were provided with a detailed term sheet and/or a preliminary letter of intent.

Middle Kingdom first met with Pypo management in February 2008 and announced that it had entered into a non-binding letter of intent with respect to a business combination in May 2008. From February 2008 until September 5, 2008, Middle Kingdom, while also involved in due diligence activities, engaged in negotiations with Pypo and its shareholders on the terms of the agreement to govern the business combination. The parties entered into the Merger Agreement on September 5, 2008.

As Middle Kingdom believes the Pypo business combination to be in the best interests of Middle Kingdom’s stockholders, and because Middle Kingdom may not be able to conclude the business combination with Pypo by December 13, 2008, Middle Kingdom has determined to seek stockholder approval to extend the time for closing the business combination beyond December 13, 2008 to August 31, 2009. If the Extension Amendment is approved, Middle Kingdom expects to seek stockholder approval of the proposed redomestication and business combination with Pypo in the near future.

Middle Kingdom has received an opinion from special Delaware counsel, Morris James LLP, concerning the validity of the Extension Amendment. Middle Kingdom did not request Morris James to opine on whether the clause currently contained in its charter prohibiting amendment of Article IV prior to consummation of a business combination was valid when adopted. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Extension Amendment, if duly approved by the board of directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of Middle Kingdom entitled to vote thereon, all in accordance with Section 242(b) of the DGCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the DGCL.” A copy of Morris James’ opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

If a court disagrees with Morris James’ opinion prior to Middle Kingdom’s consummation of a business combination, it is likely that Middle Kingdom would not be able to complete a business combination and would be required to liquidate. If a court disagrees with Morris James’ opinion subsequent to Middle Kingdom’s consummation of a business combination, it may be subject to liability for rescission.

Middle Kingdom’s board of directors believes that it is in the best interests of Middle Kingdom’s stockholders to propose extending that deadline.

Q. How do the Middle Kingdom insiders intend to vote their shares?

A. All of Middle Kingdom’s directors, executive officers and their affiliates are expected to vote any common stock or Class B common stock owned by them in favor of the Extension Amendment. On the record date, directors and executive officers of Middle Kingdom and their affiliates beneficially owned and were entitled to vote 841,700 shares of Middle Kingdom common stock and 3,500 shares of Middle Kingdom Class B common stock, representing approximately 18.8% of Middle Kingdom’s issued and outstanding common stock and Class B common stock, as a group.

The shareholders of Pypo, Middle Kingdom’s officers, directors and initial sponsor, and/or their affiliates or designee(s) have agreed verbally in principle to purchase up to an aggregate of $23,500,000 in shares of Middle Kingdom Class B common stock, in the open market or in negotiated private transactions if such purchases are required to obtain the approval of the Extension Amendment by the Middle Kingdom stockholders. At the time of their verbal agreement in principle, the parties stated their intention not to purchase any shares at a price exceeding $8.39, which represents the estimated liquidation distribution per share as of November 10, 2008 that Class B common stockholders might receive in the event stockholders did not approve the business combination and Middle Kingdom were forced to liquidate. Accordingly, assuming a purchase price of $8.39 per share, the parties would be able to purchase 2,800,954 shares of Class B common stock, or in excess of 80% of the Class B common stock, with the maximum proposed investment of $23,500,000. It cannot be presently determined how many shares of the Middle Kingdom Class B common stock will be purchased by such parties. If the maximum number of shares of Class B common stock are purchased as described above, the Extension Amendment would be approved. In connection with the agreement in principle by the Pypo shareholders discussed above, Middle Kingdom’s directors and officers and initial sponsor have agreed to transfer 50% of their Class A warrants to the Pypo shareholders upon closing of the business combination. Middle Kingdom has not agreed, nor does it intend to agree in the future, to any arrangement whereby the purchasers of Middle Kingdom Class B common stock could receive funds from Middle Kingdom or be reimbursed before or after the business combination for their purchases. As of the date of this proxy statement, Capital Ally Investments Limited, or Capital Ally, has purchased and beneficially owns 2,525,500 shares of Middle Kingdom Class B common stock, representing 73.8% of the Class B common stock, and has become a controlling person of Middle Kingdom. Capital Ally has represented that it will not seek reimbursement of funds expended in connection with its purchase of Middle Kingdom Class B common stock; and Pypo has represented to Middle Kingdom that it will take no action to reimburse Capital Ally for such amounts. Capital Ally is beneficially owned by the principal shareholders of Pypo.

Purchases by the shareholders of Pypo, Middle Kingdom’s officers, directors and initial sponsor, and/or their affiliates or designee(s) may occur at any time subsequent to the filing of the preliminary proxy statement filed with the SEC in connection with the special meeting to consider the Extension Amendment (subject to such purchasers not having material non-public information (and, with respect to open market purchases, complying with the provisions of Rule 10b-18 under the Exchange Act, which provides a safe harbor against liability for purchases made under the limitation in Rule 10b-18)) and continue up through the Middle Kingdom special meeting date, including any adjournments. Pursuant to Rule 10b-18, the purchase price of the foregoing open market purchases shall not exceed the highest independent bid or the last independent transaction price, whichever is higher, quoted on the OTC BB at the time the purchase is effected, and the total volume of purchases effected by persons subject to the rule on any single day must not exceed 25% of the average daily trading volume for the Class B common stock during the four calendar weeks preceding the week in which the purchase was to be effected; provided that, once each week, in lieu of purchasing under the foregoing 25% limit for that day, the persons subject to the rule may effect one block purchase if no other Rule 10b-18 purchases are effected that day, and the block purchase is not included when calculating the four week average daily trading volume under the rule.

The shares of Middle Kingdom Class B common stock purchased and beneficially owned by Capital Ally were accumulated in fourteen privately negotiated transactions during the period of November 10, 2008 through November 21, 2008.

In addition, other affiliates of Pypo or Middle Kingdom may choose to buy shares of Middle Kingdom Class B common stock in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. Any shares of Middle Kingdom Class B common stock purchased by affiliates of Pypo or Middle Kingdom will be voted in favor of the
Extension Amendment. The affiliates will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with Pypo is not consummated and Middle Kingdom is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares.

Q. What vote is required to adopt the Extension Amendment?

A. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Middle Kingdom’s outstanding common stock and Class B common stock on the record date, voting as a group, voting for all proposals contained in the Extension Amendment.

Middle Kingdom believes that the conversion rights afforded Class B stockholders in its IPO prospectus were included to protect such stockholders from having to sustain their investments for an unreasonably long period if Middle Kingdom failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of stockholders and that the Class B stockholders should be afforded an opportunity to consider the business combination with Pypo. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if Class B stockholders vote a total of 684,061 or more Class B shares, (which number represents 20% or more of the shares of Class B common stock outstanding as of the date of the special meeting to consider the Extension Amendment) against the Extension Amendment (and elect to convert their Class B shares into a portion of the funds available in the trust account), Middle Kingdom’s board of directors will abandon the Extension Amendment, notwithstanding approval by a majority of its common and Class B common stockholders, voting as a group.

If the Extension Amendment is so abandoned, Middle Kingdom will then determine whether there is any possibility of completing the Pypo business combination by December 13, 2008. If not, Middle Kingdom’s board of directors would commence liquidation proceedings.

Q. Since Middle Kingdom’s IPO prospectus doesn’t say that the company could change the period within which it had to complete a business combination to avoid liquidation, what are my legal rights?

A. Middle Kingdom’s IPO prospectus stated that Middle Kingdom would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Therefore, you should be aware that each stockholder may have securities law claims against Middle Kingdom for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to up to $8.00 per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the originally-attached warrants plus interest from the date of Middle Kingdom’s IPO (which, in the case of Class B stockholders, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation, must make a claim for rescission within the applicable statute of limitations period, which is, (a) for claims made under Section 12(a)(1) of the Securities Act (relating to offers or sales of securities in violation of the registration provisions of the Securities Act), within one year of the violation upon which it is based and in no event more than three years after the security was bona fide offered to the public, (b) for claims made under Section 12(a)(2) of the Securities Act (relating to offers or sales of a security by means of a prospectus or oral communication, which includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading), within one year after the discovery of the untrue statement or the omission, or after such discovery should have been made by the exercise of reasonable diligence, but in no event more than three years after the sale, or (c) for claims brought under some state statutes, one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the Pypo business combination may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Middle Kingdom’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Middle Kingdom incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the pro rata portion of the trust account payable to holders of Class B shares who do not elect conversion at the Extension Amendment vote but elect conversion at the proposed Pypo business combination vote will be less than they would otherwise have been entitled, or such amount might be insufficient to fully satisfy a rescission or damages award. Middle Kingdom cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of any payments to Class B stockholders of trust account funds upon conversion or liquidation.

Aside from possible securities law claims against Middle Kingdom, you should also be aware that if the Extension Amendment is approved, Middle Kingdom will incur substantial additional expenses in seeking to complete the business combination with Pypo, in addition to expenses incurred in proposing the Extension Amendment. Middle Kingdom does not have sufficient funds outside of the trust account to pay these obligations. Middle Kingdom expects the combined company would ultimately bear these expenses if the proposed business combination is completed. If the business combination is not completed and these obligations are not met, fully or at all, it is possible that vendors that have not waived their right to funds held in the trust account could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a Class B stockholder’s current pro rata portion of the trust account upon liquidation. In connection with the IPO, Middle Kingdom’s pre-IPO stockholders, including its current officers and directors, agreed to indemnify Middle Kingdom, on a several basis in proportion to the number of Series A Units purchased by them prior to Middle Kingdom’s IPO, for any and all loss, liability, claims, damages and expenses whatsoever to which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. Therefore, if the business combination is not consummated and vendors that have not signed waivers sue the trust account and win their cases or if Middle Kingdom must pay Pypo a termination fee, the trust account could be reduced by the amount of the claims or termination fee and Middle Kingdom’s pre-IPO stockholders, including its current officers and directors, would be required to fulfill their indemnification obligations. To the extent that these parties fail to fulfill their indemnification obligations, the trust account may be depleted. Middle Kingdom’s pre-IPO stockholders are not obligated to indemnify the trust for any liabilities arising under the federal securities laws. Four of Middle Kingdom’s directors and six of its officers reside outside of the United States, and have not consented to service of process in the United States or to the jurisdiction of any United States court. Therefore, it may be difficult for Middle Kingdom to enforce its legal rights or judgments of United States courts against its foreign directors or officers. See “Summary—Enforceability of Civil Liabilities Against Non-U.S. Persons.”

You should read the proxy statement carefully for more information concerning these possibilities and other consequences of adoption of the Extension Amendment.

Q. What if I don’t want to vote for the Extension Amendment?

A. If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against it. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your Class B shares into cash only if you vote against each proposal of the Extension Amendment, elect conversion and tender your shares by the day prior to the special meeting. If you are a Class B stockholder and you vote “FOR” the Extension Amendment, abstain or do not vote, or if you are a Class B stockholder and vote “AGAINST” the Extension Amendment and do not elect to convert your Class B shares, you will retain your right to convert your Class B shares into a pro rata portion of the funds available in the trust account if the business combination with Pypo is approved and completed and you vote against the business combination and then elect conversion. However, as explained in “Summary — The Extension Amendment – Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment may result in claims against Middle Kingdom whose holders might seek to have the claims satisfied from funds in the trust account, which could result in depletion of the trust account and in turn reduce a Class B stockholder’s pro rata portion of the funds available in the trust account upon the completion of a business combination or upon liquidation.

If the Extension Amendment is approved, but you voted against it, exercised your conversion right with respect to your Class B shares, including the tender of your Class B shares by the day prior to the special meeting, you will no longer own them as of the effective date of the Extension Amendment.

A conversion demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a conversion of these Class B shares if you do not dispose of your shares (other than in accordance with the conversion procedure) prior to the effective date of the Extension Amendment. If you vote by internet or telephone, you will not be able to exercise conversion rights.

In connection with tendering your Class B shares for conversion, you must elect either to physically tender your stock certificates to Middle Kingdom’s transfer agent prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the special meeting ensures that a converting holder’s election to convert is irrevocable once the Extension Amendment is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to tender their Class B shares at the special meeting.

If holders of less than 20% of the Class B shares outstanding as of the date of the special meeting to consider the Extension Amendment vote against the Extension Amendment and exercise their conversion rights and the Extension Amendment is approved, Middle Kingdom will afford the Class B stockholders voting against the Extension Amendment and exercising their conversion rights, including the tender of their Class B shares no later than the day prior to the special meeting, the opportunity to receive, as of the time the Extension Amendment becomes effective, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. If Middle Kingdom’s trust account is not depleted by liabilities for securities law claims or other expenses, Class B stockholders exercising their conversion rights in connection with the Extension Amendment would receive, as of November 10, 2008, approximately $8.39 per share. The rights of Class B stockholders voting “FOR” the Extension Amendment (or those stockholders abstaining, not voting or voting “AGAINST” the Extension Amendment but not electing to convert their shares) to exercise their conversion rights in connection with their vote against a business combination will remain unchanged.

Q. Will you seek any further extensions of the deadline for consummation of a business combination?	A. No. Middle Kingdom’s board of directors recognizes that its IPO prospectus stated that Middle Kingdom would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. To minimize the deviation from Middle Kingdom’s plans as described in that document, Middle Kingdom will, at the time the Extension Amendment becomes effective, amend the trust account agreement to prohibit any further changes in the distribution of trust account funds, including the date of such distribution, unless each and every Middle Kingdom stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Middle Kingdom is permitted to consummate a business combination. In practical terms, this means a further extension will not happen.

Q. What happens if the Extension Amendment isn’t approved?

A. If the Extension Amendment is not approved and the proposed business combination is not consummated by December 13, 2008, Middle Kingdom will be liquidated. In any liquidation, the funds held in the trust account will be distributed, pro rata, to the holders of the Class B shares. The holders of common stock will be entitled to receive any remaining net assets. Middle Kingdom does not currently expect that any amounts will be available to distribute to its common stockholders. There will be no distribution from the trust account with respect to Middle Kingdom’s warrants.

Middle Kingdom cannot provide stockholders with assurances of a specific timeframe for the dissolution and distribution of the trust account, but estimates, based on the liquidation timelines of similar companies, that the process will take 90 to 120 days. If Middle Kingdom fails to consummate a business combination within the time period allotted, Middle Kingdom will seek the approval of its Class B and common stockholders, voting as a group, for a plan of dissolution and distribution. In the event Middle Kingdom seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution and the distribution of its assets. The amount held in the trust account may not be distributed except upon Middle Kingdom’s dissolution and will not be released unless and until such approval is obtained from Middle Kingdom’s stockholders,. These procedures, or a vote to reject any plan of dissolution and distribution by the Class B and common stockholders, may result in substantial delays in the liquidation of the trust account to the Class B stockholders as part of the plan of dissolution and distribution.

Q. If the Extension Amendment is approved, what happens next?

A. Middle Kingdom is continuing its efforts to complete the proxy statement and registration materials relating to the proposed business combination with Pypo, which will involve:

•     completing the comment process with respect to the proxy materials which were submitted to the SEC on September 15, 2008;

•     establishing a meeting date and record date for considering the proposed business combination, and distributing proxy materials to stockholders; and

•     holding a special meeting to consider the proposed business combination.

This timetable is independent of the Extension Amendment (although there is a substantial possibility that Middle Kingdom will not be able to complete all of these tasks prior to Middle Kingdom’s liquidation date unless the Extension Amendment is approved), and Middle Kingdom expects to submit the proposed business combination to stockholders for their approval promptly after the SEC staff comment process is completed. If stockholders approve the proposed business combination, Middle Kingdom expects to consummate the business combination as soon as possible following stockholder approval.

You are not being asked to pass on the proposed business combination at this time. If you are a Class B stockholder, you will have the specific right to vote on the proposed business combination with Pypo if and when it is submitted to stockholders, and Middle Kingdom expects to present the business combination for your vote in the near future, after the SEC staff has had the opportunity to comment on the proxy statement.

Q. Would I still be able to exercise my conversion rights if I vote against the business combination with Pypo?

A. Unless you vote against the Extension Amendment and exercise your conversion rights, you will be able to vote on the business combination with Pypo when it is submitted to stockholders. If you disagree with the business combination, you will be entitled to exercise your conversion right if you:

•     vote against the business combination;

•     do not dispose of your Class B shares (other than in accordance with the conversion procedure) prior to the consummation of the business combination;

•     elect to convert your Class B shares; and then

•     tender your stock certificate(s).

As explained in “The Extension Amendment – Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment will result in Middle Kingdom incurring substantial additional transaction expenses, and may also result in claims against Middle Kingdom whose holders might seek to have the claims satisfied from funds in the trust account, both of which could result in depletion of the trust account, thereby reducing a Class B stockholder’s pro rata portion of the trust account upon a conversion in connection with the business combination or a liquidation.

Q. If I am not going to attend the special meeting in person, should I return my proxy card instead?	A. Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q. What will happen if I abstain from voting or fail to vote?	A. Abstaining or failing to vote will have the same effect as a vote against the Extension Amendment, except that, with respect to the outstanding Class B shares, it will not count toward the 20% “against” vote that, together with a conversion election with respect to 20% or more of the Class B shares, would result in the Extension Amendment’s abandonment, and you would be unable to exercise any conversion rights upon approval of the Extension Amendment (although you would retain the right to exercise conversion rights if the business combination with Pypo is approved, and you voted against it).

Q. How do I change my vote?	A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Middle Kingdom’s secretary prior to the date of the special meeting or by voting in person at the meeting. Attendance at the meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to Middle Kingdom located at 333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328, Attn: Secretary.

Q. If my shares are held in “street name,” will my broker automatically vote them for me?	A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q. Who can help answer my questions?	If you have questions, you may write or call: Advantage Proxy 24925 13th Place South Des Moines, WA 98198 (206) 870-8565

SUMMARY

This section summarizes information related to the proposals to be voted on at the special meeting. These matters are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement.

Middle Kingdom

Middle Kingdom is a blank check company organized as a corporation under the laws of the State of Delaware on January 17, 2006. It was formed to effect a business combination with an unidentified operating business having its primary or substantial operations in the PRC. In December 2006, it consummated its IPO from which it derived net proceeds of approximately $27.5 million, including proceeds from the partial exercise of the underwriters’ over-allotment option. The entirety of the net proceeds of the IPO plus amounts raised in a private placement completed prior to the IPO, or $28,183,313, were deposited in a trust account. Except as discussed in the Extension Amendment, such funds and a portion of the interest earned thereon will be released upon consummation of the business combination and used to pay any amounts payable to Middle Kingdom stockholders that vote against the business combination and exercise their conversion rights. Other than its IPO and the pursuit of a business combination, Middle Kingdom has not engaged in any business to date.

The mailing address of Middle Kingdom’s principal executive office is 333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328, and its telephone number is (404) 257-9150.

The Proposed Business Combination

On September 5, 2008, Middle Kingdom, MK Arizona Corp. (“MK Arizona”), an Arizona corporation and wholly owned subsidiary of Middle Kingdom, Pypo and the Pypo shareholders entered into the Merger Agreement.

Redomestication to the Cayman Islands

Pursuant to the Merger Agreement, upon stockholder approval, Middle Kingdom will complete a corporate reorganization that would result in holders of Middle Kingdom securities holding securities in Pypo China Holdings Limited (“MK Cayman”), a Cayman Islands exempted company rather than in Middle Kingdom, a Delaware corporation. The reorganization involves two steps. First, Middle Kingdom, the current Delaware corporation, will effect a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”) in which it will merge with and into MK Arizona, its wholly owned Arizona subsidiary, with MK Arizona surviving the merger. Second, after the merger, MK Arizona will become MK Cayman, a Cayman Islands company, pursuant to a conversion and continuation procedure under Arizona and Cayman Islands law. The reorganization will change Middle Kingdom’s place of incorporation from Delaware to the Cayman Islands. The entire two-step transaction is referred to as the “redomestication.”

The redomestication will result in all of Middle Kingdom’s issued and outstanding shares of common stock and Class B common stock immediately prior to the redomestication converting into ordinary shares of MK Cayman, and all units, warrants and other rights to purchase Middle Kingdom’s common stock immediately prior to the redomestication being exchanged for substantially equivalent securities of MK Cayman. Middle Kingdom expects that the shares of MK Cayman shall continue to be quoted on the OTC BB or such other public trading market on which its shares may be trading at such time. Middle Kingdom will cease to exist and MK Cayman will be the surviving corporation. In connection therewith, MK Cayman will assume all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Middle Kingdom, including any and all agreements, covenants, duties and obligations of Middle Kingdom set forth in the Merger Agreement.

Business Combination with Pypo Cayman; Acquisition Consideration

Immediately following the redomestication to the Cayman Islands, MK Cayman will acquire each issued and outstanding ordinary share of Pypo Cayman held by the Pypo shareholders in exchange for an aggregate of 45,000,000 MK Cayman ordinary shares and 3,400,000 MK

Cayman Class B redeemable warrants. The share exchange is referred to as the “business combination.” In addition, MK Cayman has agreed to issue the Pypo shareholders up to an additional 23,000,000 MK Cayman ordinary shares pursuant to an earn-out provision in the Merger Agreement based on the adjusted net income of the combined company during the fiscal years ending March 31, 2010, 2011 and potentially 2012. See the section entitled “The Pypo Business Combination” for a discussion of the specific terms of the earn-out provision.

Pursuant to the Merger Agreement, the redomestication will not be consummated unless the business combination is also approved. Similarly, the business combination will not take place unless the redomestication is also approved.

Upon the consummation of the redomestication and the business combination, MK Cayman will own 100% of the issued and outstanding ordinary shares of Pypo Cayman. Two of Pypo Cayman’s subsidiaries are also parties to the Merger Agreement: (a) Pypo Holdings (HK) Company Limited, a company incorporated in Hong Kong and a wholly owned subsidiary of Pypo Cayman, and (b) Beijing Pypo Technology Group Company Limited, a limited liability company established in the PRC and an indirect wholly owned subsidiary of Pypo Cayman.

You are not being asked to pass on the proposed business combination at this time. If you are a Class B stockholder, you will have the specific right to vote on the proposed business combination with Pypo if and when it is submitted to stockholders, and Middle Kingdom expects to present the business combination for your vote in the near future, after the SEC staff has had the opportunity to comment on the proxy statement.

The Extension Amendment

The Amendment

Middle Kingdom is proposing to amend its certificate of incorporation to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;

•

extend the date before which Middle Kingdom must complete a business combination from December 13, 2008 to August 31, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are authorizing us to amend the trust agreement to extend the date by which the trust account must be liquidated from December 13, 2008 to August 31, 2009); and

•

allow holders of less than 20% of Middle Kingdom’s Class B shares who vote against the Extension Amendment and elect conversion to convert their Class B shares into a portion of the funds available in the trust account.

A stockholder’s approval of the third proposal of the Extension Amendment will constitute consent to the use of Middle Kingdom’s trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their Class B shares, pro rata portions of the funds available in the trust account to the Class B stockholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled.

At the time the Extension Amendment becomes effective, Middle Kingdom will also amend the trust account agreement to prohibit any further changes in the distribution of trust account funds unless each and every Middle Kingdom stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which Middle Kingdom is permitted to consummate a business combination.

If the Extension Amendment Is Not Approved

If the Extension Amendment is not approved and Middle Kingdom does not consummate a business combination by December 13, 2008, it is required by its certificate of incorporation to take all actions necessary to liquidate and dissolve as soon as reasonably practicable. The proposed business combination with Pypo is effectively the only business combination that Middle Kingdom could complete by that date.

Middle Kingdom cannot provide stockholders with assurances of a specific timeframe for the dissolution and distribution of the trust account but estimates, based on the liquidation timelines of similar companies, that the process will take 90 to 120 days. If Middle Kingdom fails to consummate a business combination within the time period allotted, Middle Kingdom will seek the approval of its Class B and common stockholders, voting as a group, for a plan of dissolution and distribution. In the event Middle Kingdom seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution and the distribution of its assets. The amount held in the trust account may not be distributed except upon Middle Kingdom’s dissolution and will not be released unless and until such approval is obtained from Middle Kingdom’s stockholders. These procedures, or a vote to reject any plan of dissolution and distribution by the Class B and common stockholders, may result in substantial delays in the liquidation of the trust account to the Class B stockholders as part of the plan of dissolution and distribution.

If the Extension Amendment Is Approved

If the Extension Amendment is approved, Middle Kingdom expects to call a special meeting of stockholders to approve the redomestication and business combination with Pypo in the near future, after the SEC staff has had the opportunity to comment on the proxy statement. Approval of the redomestication will require the affirmative vote of the holders of a majority in voting power of the outstanding shares of Middle Kingdom’s common stock and Class B common stock, voting as a group. Under Middle Kingdom’s certificate of incorporation, the holders of a majority of the Class B shares cast at the special meeting of stockholders must approve the proposed business combination. Upon receipt of the foregoing approvals, unless the aggregate number of Class B shares (a) voted against the Extension Amendment (and converted into a portion of the funds available in the trust account) and (b) voted against the proposed business combination with Pypo (and converted into a portion of the funds available in the trust account) is 20% or more of the Class B shares outstanding as of the date of the special meeting to consider the Extension Amendment, Middle Kingdom will consummate the redomestication and business combination pursuant to the terms of the Merger Agreement.

Under the terms of the proposed Extension Amendment, Class B stockholders holding less than 20% of the Class B shares may vote against the Extension Amendment and elect to convert their Class B shares into a pro rata portion of the funds available in the trust account. If holders of 20% or more of the outstanding Class B shares so elect, Middle Kingdom’s board of directors will abandon the Extension Amendment, notwithstanding approval of a majority of its outstanding common stock and Class B common stock, voting as a group.

Possible Claims Against and Impairment of the Trust Account

Middle Kingdom’s IPO prospectus stated that Middle Kingdom would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Therefore, you should be aware that you may have securities law claims against Middle Kingdom for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims may entitle Class B stockholders asserting them to more than the pro rata share of the trust account to which they are entitled on conversion or liquidation.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Middle Kingdom’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Middle Kingdom incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of Class B shares who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. Middle Kingdom cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of payments to stockholders of trust account funds upon conversion or liquidation. See “The Extension Amendment – Possible Claims Against and Impairment of the Trust Account.”

Aside from possible securities law claims against Middle Kingdom, you should also be aware that if the Extension

Amendment is approved, Middle Kingdom will incur substantial expenses in seeking to complete the business combination with Pypo, in addition to expenses incurred in proposing the Extension Amendment. Middle Kingdom does not have sufficient funds outside of the trust account to pay these expenses. Middle Kingdom expects that MK Cayman will ultimately bear these expenses if the proposed business combination with Pypo is completed. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that each of Middle Kingdom’s pre-IPO stockholders, including its current officers and directors, have to Middle Kingdom only if the vendors were to successfully recover any amounts from the trust account. If these indemnification obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a Class B stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Middle Kingdom’s pre-IPO stockholders are not obligated to indemnify the trust for any liabilities arising under the federal securities laws. Moreover, attendant litigation could result in a delay in payments to Class B stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a Class B stockholder’s pro rata portion of the funds available in the trust account upon liquidation.

The Special Meeting

Date, Time and Place. The special meeting of Middle Kingdom’s stockholders will be held at 11:00 a.m., Eastern standard time, on December 10, 2008, at the offices of Middle Kingdom at 333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328.

Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the special meeting, if you owned Middle Kingdom common stock or Class B common stock at the close of business on November 18, 2008, the record date for the special meeting. You will have one vote per proposal for each Middle Kingdom common or Class B share you owned at that time. Middle Kingdom warrants do not carry voting rights.

Votes Required. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Middle Kingdom’s common stock and Class B common stock outstanding on the record date, voting as a group for all proposals contained in the Extension Amendment. However, Middle Kingdom’s board of directors will abandon the Extension Amendment, if holders of more than 684,061 of the Class B shares (which number represents 20% or more of the shares of Class B common stock outstanding as of the date of the special meeting to consider the Extension Amendment) vote against it and exercise their conversion rights.

At the close of business on November 18, 2008, there were 1,065,650 outstanding shares of Middle Kingdom common stock and 3,420,305 outstanding shares of Middle Kingdom Class B common stock, each of which entitles its holder to cast one vote per proposal.

If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against each proposal. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your Class B shares into trust account proceeds only if you voted against the Extension Amendment (or if you subsequently exercise your conversion rights after voting against the Pypo business combination).

If you are a Class B stockholder and you vote “FOR” the Extension Amendment, abstain or do not vote, or if you are a Class B stockholder and vote “AGAINST” the Extension Amendment but do not elect to convert your Class B shares, you will retain your right to convert your Class B shares into a pro rata portion of the funds available in the trust account in connection with the vote on a business combination if the business combination is approved and you elect conversion at such vote.

Whether or not the Extension Amendment is approved, if the business combination is not completed by the date specified in Middle Kingdom’s certificate of incorporation (including any later date if the Extension Amendment is approved), all Class B stockholders will be entitled to share in the liquidation of the trust account.

Conversion. If you are a Class B stockholder, you may demand conversion of your Class B shares by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified under the section entitled “The Extension Amendment—Conversion Procedure”. You will only be entitled to receive cash for these Class B shares if you do not dispose of your Class B shares (other than in accordance with the conversion procedure) prior to the effective date of the Extension Amendment.

See the section entitled “The Extension Amendment – Conversion Procedure” for more information on how to demand conversion of your Class B shares.

Proxies; Board Solicitation. Your proxy is being solicited by the Middle Kingdom board of directors on the proposal to approve the Extension Amendment being presented to stockholders at the special meeting. Proxies may be solicited in person or by telephone. If you grant a proxy, you may still revoke your proxy and vote your shares in person at the special meeting.

Middle Kingdom has retained Advantage Proxy to assist it in soliciting proxies. If you have questions about how to vote or direct a vote in respect of your shares, you may call Advantage Proxy at (206) 870-8565. Middle Kingdom has agreed to pay Advantage Proxy a fee of $10,000, plus expenses for its services in connection with the special meeting.

Middle Kingdom’s Recommendation to Stockholders

After careful consideration of all relevant factors, Middle Kingdom’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, Middle Kingdom and its stockholders. The board of directors has approved and declared advisable the Extension Amendment, and recommends that you vote “FOR” the adoption of the Extension Amendment. See the section entitled “The Extension Amendment – The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation.”

Middle Kingdom has received an opinion from special Delaware counsel, Morris James, concerning the validity of the Extension Amendment. Middle Kingdom did not request Morris James to opine on whether the clause currently contained in its charter prohibiting amendment of Article IV prior to consummation of a business combination was valid when adopted, and in light of its current financial condition, Middle Kingdom has not sought advice of counsel on that question from any other source. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Extension Amendment, if duly approved by the board of directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of Middle Kingdom entitled to vote thereon, all in accordance with Section 242(b) of the DGCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the DGCL.” Morris James has consented to Middle Kingdom’s use of its opinion in this proxy statement. A copy of Morris James’ opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Stockholders are advised that pursuant to the terms of the Morris James opinion only Middle Kingdom and its board of directors may rely upon such opinion, and Middle Kingdom’s stockholders are not permitted to rely upon such opinion to support any claims against Morris James arising under applicable state law. Middle Kingdom is not aware of any Delaware law stating that stockholders may not rely upon the opinion, and the availability of such a defense by Morris James would need to be resolved by a court of competent jurisdiction. Middle Kingdom believes that the resolution of the question of the availability of such a defense will have no effect on the rights and responsibilities of its board of directors under applicable state law, and that the availability of such a state-law defense to counsel would have no effect on the rights and responsibilities of either Morris James or Middle Kingdom’s board of directors under the federal securities laws.

Interests of Middle Kingdom’s Officers and Directors

When you consider the recommendation of the Middle Kingdom board of directors, you should keep in mind that Middle Kingdom’s executive officers and members of Middle Kingdom’s board of directors have interests that may be different from, or in addition to, your interests as a stockholder. See the section entitled “The Extension Amendment – Interests of Middle Kingdom’s Officers and Directors.”

Stock Ownership

Information concerning the holders of certain Middle Kingdom stockholders is set forth below under “Beneficial Ownership of Securities.”

Enforceability of Civil Liabilities Against Non-U.S. Persons

Upon completion of the redomestication to the Cayman Islands contemplated in the proposed business combination with Pypo, MK Cayman will be a company registered by way of continuance as an exempted company under the laws of the Cayman Islands and, upon completion of the business combination with Pypo, its subsidiaries and operating companies will be incorporated under the laws of the Cayman Islands and the PRC, and will operate only in the PRC. Substantially all of the assets of MK Cayman and its subsidiaries, including the Pypo entities, will be located in the PRC. In addition, the majority of MK Cayman’s officers and directors will reside outside the United States and all or a substantial portion of the assets of these persons may be located outside the United States. Additionally, four of Middle Kingdom’s current directors and six of its current officers reside outside of the United States.

Although the PRC and the United States are signatories to the 1965 Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters, service under this treaty is cumbersome and time consuming and may not result in adequate notice, such that any judgment based on service thereunder may be reopened, relitigated and overturned. Therefore, a stockholder should understand it is not likely that service of process upon MK Cayman or its subsidiaries, its officers and directors, or its assets will be obtainable within the United States or for actions originating in the United States.

It will be difficult for stockholders to enforce outside the United States a judgment against MK Cayman or its subsidiaries or its assets obtained in the United States in any actions, including actions predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. In addition, it may not be possible for stockholders to effect service of process within the United States upon them, or to enforce against them any judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States.

THE SPECIAL MEETING

Middle Kingdom is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Middle Kingdom board of directors for use at the special meeting in connection with the proposed Extension Amendment. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place. The special meeting will be held at 11:00 a.m., Eastern standard time, on December 10, 2008, at the offices of Middle Kingdom located at 333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328, to vote on the proposals to approve the Extension Amendment.

Purpose. At the special meeting, holders of Middle Kingdom common stock and Class B common stock, voting as a group, will be asked to approve the Extension Amendment consisting of the following three amendments to Middle Kingdom’s certificate of incorporation:

•	to eliminate the provision that purports to prohibit amending its “business combination” provisions;

•

to extend the date before which Middle Kingdom must complete a business combination from December 13, 2008 to August 31, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are authorizing us to amend the trust agreement to extend the date by which the trust account must be liquidated from December 13, 2008 to August 31, 2009); and

•

to allow holders of less than 20% of Middle Kingdom’s Class B shares who vote against the Extension Amendment and elect conversion to convert their Class B shares into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Middle Kingdom’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Your approval of the third component of the Extension Amendment will constitute your consent to use of the trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their Class B shares, pro rata portions of the funds available in the trust account to Class B stockholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust agreement governing the trust account. At the time the Extension Amendment becomes effective, Middle Kingdom will also amend the trust account agreement to prohibit any further changes in the distribution of trust account funds unless each and every Middle Kingdom stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which Middle Kingdom is permitted to consummate a business combination.

After careful consideration of all relevant factors, Middle Kingdom’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, Middle Kingdom and its stockholders. The board of directors has approved and declared advisable the Extension Proposal, and recommends that you vote “FOR” the adoption of the Extension Proposal.

Because of the business combination provisions of Middle Kingdom’s certificate of incorporation, if the proposed business combination with Pypo is not completed by December 13, 2008, Middle Kingdom will dissolve and return the funds in the trust account, pro rata, to holders of its Class B shares, unless stockholders approve all proposals of the Extension Amendment.

The special meeting has been called only to consider approval of the Extension Amendment. Under Delaware law and Middle Kingdom’s bylaws, no other business may be transacted at the special meeting.

You are not being asked to pass on the proposed business combination at this time. If you are a Class B stockholder, you will have the specific right to vote on the proposed business combination with Pypo if and when it is submitted to stockholders, and Middle Kingdom expects to present the business combination for your vote in the near future, after the SEC staff has had the opportunity to comment on the proxy statement.

Record Date; Who is Entitled to Vote. The record date for the special meeting is November 18, 2008. Record holders of Middle Kingdom common stock and Class B common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. At the close of business on the record date, there were 1,065,650 outstanding shares of Middle Kingdom common stock and 3,420,305 outstanding shares of Middle Kingdom Class B common stock, each of which entitles its holder to cast one vote per proposal.

Vote Required. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Middle Kingdom’s outstanding common stock and Class B common stock on the record date, voting as a group, voting for all proposals contained in the Extension Amendment.

Consistent with the Class B stockholders’ conversion rights included in the IPO prospectus and under Middle Kingdom’s certificate of incorporation, if Class B stockholders vote a total of 684,061 or more Class B shares (which number represents 20% or more of the shares of Class B common stock outstanding as of the date of the special meeting to consider the Extension Amendment) (a) against the Extension Amendment (and elect to convert their Class B shares into a portion of the funds available in the trust account) and (b) against the proposed business combination with Pypo (and elect to convert their Class B shares into a portion of the funds available in the trust account), Middle Kingdom will not complete the business combination and will be liquidated, with the amount remaining in the trust account returned to all holders of Class B shares. Middle Kingdom believes that the conversion rights were included to protect Middle Kingdom Class B stockholders from having to sustain their investments for an unreasonably long period if Middle Kingdom failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of stockholders and Class B stockholders should be afforded an opportunity to consider the business combination with Pypo. Therefore, consistent with the conversion rights provision included in the IPO prospectus, if 684,061 or more Class B shares are voted against the Extension Amendment, and a conversion election is made with respect to those shares, Middle Kingdom’s board of directors will abandon the Extension Amendment, notwithstanding approval by a majority of its Class B and common stockholders, voting as a group. Middle Kingdom will, at that point, most likely liquidate unless it has reason to believe it can conclude the Pypo business combination by December 13, 2008.

If holders of fewer than 684,061 Class B shares vote against the Extension Amendment and elect conversion in accordance with the procedures set forth in this proxy statement (including the requirement that they tender their Class B shares to Middle Kingdom’s transfer agent by the day prior to the special meeting) Middle Kingdom will afford such stockholders the opportunity to receive, at the time the amendment becomes effective, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. Class B shareholders may elect to convert their Class B shares into a portion of the funds available in the trust account only if they voted against all the proposals included in the Extension Amendment. Your approval of the third component of the Extension Amendment will constitute your consent to the use of trust account proceeds to pay such amounts to Class B stockholders in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust account agreement governing the trust account, which Middle Kingdom will complete if the Extension Amendment is approved. The right of the remaining holders of Class B shares to have their shares converted into trust account funds, upon consummation of a business combination that they vote against, will remain unchanged.

Abstaining from voting or not voting, either in person or by proxy or by voting instruction, will have the same effect as a vote against the Extension Amendment, except that it will not count toward the 20% “against” vote that, together with a conversion election with respect to 20% or more of the outstanding Class B shares, would result in the amendment’s abandonment, and Class B stockholders would be unable to exercise any conversion rights upon approval of the Extension Amendment (although Class B stockholders would retain the right to exercise conversion rights if the Pypo business combination is approved, and they voted against the business combination).

All of Middle Kingdom’s directors, executive officers and their affiliates are expected to vote any common stock or Class B common stock owned by them in favor of the Extension Amendment. On the record date, directors and executive officers of Middle Kingdom and their affiliates beneficially owned and were entitled to vote 841,700 shares of Middle Kingdom common stock and 3,500 shares of Middle Kingdom Class B common stock, representing approximately 18.8% of Middle Kingdom’s issued and outstanding common stock and Class B common stock, as a group.

The shareholders of Pypo, Middle Kingdom’s officers, directors and initial sponsor, and/or their affiliates or designee(s) have agreed verbally in principle to purchase up to an aggregate of $23,500,000 in shares of Middle Kingdom Class B common stock, in the open market or in negotiated private transactions if such purchases are required to obtain the approval of the Extension Amendment by the Middle Kingdom stockholders. At the time of their verbal agreement in principle, the parties stated their intention not to purchase any shares at a price exceeding $8.39, which represents the estimated liquidation distribution per share as of November 10, 2008 that Class B common stockholders might receive in the event stockholders did not approve the business combination and Middle Kingdom were forced to liquidate. Accordingly, assuming a purchase price of $8.39 per share, the parties would be able to purchase 2,800,954 shares of Class B common stock, or in excess of 80% of the Class B common stock, with the maximum proposed investment of $23,500,000. It cannot be presently determined how many shares of the Middle Kingdom Class B common stock will be purchased by such parties. If the maximum number of shares of Class B common stock are purchased as described above, the Extension Amendment would be approved. In connection with the agreement in principle by the Pypo shareholders discussed above, Middle Kingdom’s directors and officers and initial sponsor have agreed to transfer 50% of their Class A warrants to the Pypo shareholders upon closing of the business combination. Middle Kingdom has not agreed, nor does it intend to agree in the future, to any arrangement whereby the purchasers of Middle Kingdom Class B common stock could receive funds from Middle Kingdom or be reimbursed before or after the business combination for their purchases. As of the date of this proxy statement, Capital Ally Investments Limited (“Capital Ally”), an entity beneficially owned by the principal stockholders of Pypo, has purchased and beneficially owns 2,525,500 shares of Middle Kingdom Class B common stock, representing 73.8% of the Class B common stock, and has become a controlling person of Middle Kingdom. Capital Ally has represented that it will not seek reimbursement of funds expended in connection with its purchase of Middle Kingdom Class B common stock; and Pypo has represented to Middle Kingdom that it will take no action to reimburse Capital Ally for such amounts.

Any purchases may occur at any time subsequent to the filing of the preliminary proxy statement filed with the SEC in connection with the special meeting (subject to such purchasers not having material non-public information (and, with respect to open market purchases, complying with the provisions of Rule 10b-18 under the Exchange Act, which provides a safe harbor against liability for purchases made under the limitation in Rule 10b-18)) and continue up through the Middle Kingdom special meeting date, including any adjournments.

The shares of Middle Kingdom Class B common stock purchased and beneficially owned by Capital Ally were accumulated in fourteen privately negotiated transactions, effected during the period commencing November 10, 2008 and ending on November 21, 2008. All of the 2,525,500 shares of Middle Kingdom Class B common stock purchased by Capital Ally were purchased at prices varying from $8.35 to $8.39 per share. While Capital Ally reserves the right to make additional purchases, it has informed Middle Kingdom that it has no present intention to do so.

In addition, other affiliates of Pypo or Middle Kingdom may choose to buy shares of Middle Kingdom Class B common stock in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. Any shares of Middle Kingdom Class B common stock purchased by affiliates of Pypo or Middle Kingdom will be voted in favor of the Extension Amendment. The affiliates will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with Pypo is not consummated and Middle Kingdom is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares.

Voting Your Shares. Each share of common stock and Class B common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are two ways for holders of record to have their shares represented and voted at the special meeting:

By signing and returning the enclosed proxy card. If you duly sign and return a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Middle Kingdom board of directors, which is “FOR” the Extension Amendment.

You can attend the special meeting and vote in person. You will receive a ballot when you arrive. However, if your shares are held in the “street name” of your broker, bank or another nominee, you must obtain a proxy from the broker, bank or other nominee to vote in person at the meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;

•	Notifying Middle Kingdom, located at 333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328, Attention: Secretary, in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Broker Non-Votes. If your broker holds your shares in its name and you do not give the broker voting instructions, your broker will not be permitted to vote your shares on the Extension Amendment. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the Extension Amendment, except that they will not count toward a 20% disapproval vote that, together with a conversion election with respect to 20% or more of the outstanding Class B shares, would result in the Extension Amendment’s abandonment.

Questions About Voting. Middle Kingdom has retained Advantage Proxy to assist it in the solicitation of proxies. If you have any questions about how to vote or direct a vote in respect of your shares, you may call Advantage Proxy at (206) 870-8565. You may also want to consult your financial and other advisors about the vote.

Solicitation Costs. Middle Kingdom is soliciting proxies on behalf of Middle Kingdom’s board of directors. This solicitation is being made by mail but also may be made in person. Middle Kingdom and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail. These persons will not be paid for doing this. Middle Kingdom has agreed to pay Advantage Proxy a fee of $10,000 plus expenses.

Middle Kingdom will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Middle Kingdom will reimburse them for their reasonable expenses.

Stock Ownership. Information concerning the holdings of certain Middle Kingdom stockholders is set forth below under “Beneficial Ownership of Securities.”

THE EXTENSION AMENDMENT

Middle Kingdom is proposing to amend its certificate of incorporation to:

•	eliminate the provision that purports to prohibit amending its “business combination” provisions;

•

extend the date before which Middle Kingdom must complete a business combination from December 13, 2008 to August 31, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are authorizing us to amend the trust agreement to extend the date by which the trust account must be liquidated from December 13, 2008 to August 31, 2009); and

•

allow holders of less than 20% of Middle Kingdom’s Class B shares who vote against the Extension Amendment and elect conversion to convert their Class B shares into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, Middle Kingdom’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Your approval of the third component of the Extension Amendment will constitute your consent to use of the trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their Class B shares, pro rata portions of the funds available in the trust account to Class B stockholders voting against the Extension Amendment and electing to convert their Class B shares. This use requires amendment of the trust agreement governing the trust account. At the time the Extension Amendment becomes effective, Middle Kingdom will also amend the trust account agreement to prohibit any further changes in the distribution of trust account funds unless each and every Middle Kingdom stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which Middle Kingdom is permitted to consummate a business combination. A copy of the proposed amendment to the certificate of incorporation of Middle Kingdom is attached to this proxy statement as Annex A.

U.S. Federal Income Tax Consequences

If you vote against the Extension Amendment and elect a conversion of your Class B shares for your pro rata portion of the funds available in the trust account and the Extension Amendment is approved and becomes effective, and as a result you receive cash for your Class B shares, you generally will be required to recognize gain or loss for U.S. federal income tax purposes upon the conversion of your Class B shares for cash. The U.S. federal income tax consequences to Middle Kingdom’s stockholders that elect conversion of less than all of their shares may be different, and those stockholders should consult their tax advisors regarding the consequences of such an election. MIDDLE KINGDOM URGES YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

Reasons for the Proposal

Middle Kingdom’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the December 13, 2008 deadline. Middle Kingdom’s IPO prospectus did not suggest that this provision, or the certificate of incorporation’s other business combination procedures, were subject to change. Middle Kingdom believes that these provisions were included to protect Middle Kingdom Class B stockholders from having to sustain their investments for an unreasonably long period if Middle Kingdom failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of stockholders and that the Class B stockholders should be afforded an opportunity to consider the business combination with Pypo. Middle Kingdom is also affording Class B stockholders who wish to terminate their investments as originally contemplated the opportunity to do so as well. Accordingly, Middle Kingdom believes that the Extension Amendment is consistent with the spirit in which Middle Kingdom offered its securities to the public.

Since the completion of its IPO, Middle Kingdom has been dealing with many of the practical difficulties associated with the identification of a business combination target, negotiating the attendant business terms, conducting related due diligence and obtaining the necessary audited U.S. GAAP financial statements of the business combination target. Promptly following Middle Kingdom’s IPO, Middle Kingdom began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Middle Kingdom identified and reviewed information with respect to more than 50 possible target companies, four of which (including Pypo) were provided with a detailed term sheet and/or a preliminary letter of intent.

Middle Kingdom first met with Pypo management in February 2008 and announced that it had entered into a non-binding letter of intent with respect to a business combination in May 2008. From February 2008 until September 5, 2008, Middle Kingdom, while also involved in due diligence activities, engaged in negotiations with Pypo and its shareholders on the terms of the agreement to govern the business combination. The parties entered into the Merger Agreement on September 5, 2008.

Middle Kingdom’s proposed business combination with Pypo qualifies as a “business combination” under Middle Kingdom’s certificate of incorporation. The certificate of incorporation currently provides that if the business combination is not completed by December 13, 2008, Middle Kingdom will be liquidated. Middle Kingdom may not be able to complete the business combination by December 13, 2008 given when the merger agreement was signed and the actions that must occur prior to closing.

The SEC staff has issued its initial set of comments with respect to the Form S-4 registration statement that Middle Kingdom filed with the SEC on September 15, 2008 in connection with the Pypo business combination. Middle Kingdom is in the process of addressing each of the SEC staff’s comments in an amended Form S-4 registration statement. The SEC staff may have additional comments on the amended Form S-4 registration statement, which Middle Kingdom would have to address in another amended Form S-4 registration statement. Once the SEC declares the Form S-4 registration statement effective, Middle Kingdom will be able to mail the registration statement to its stockholders and schedule the special meeting to consider the business combination. Because Middle Kingdom cannot predict with any certainty the length of the SEC staff comment process and because it must give stockholders sufficient time to review the proxy statement/prospectus prior to the special meeting, Middle Kingdom is also unable to conclude that it will be able to complete the business combination by December 13, 2008.

As Middle Kingdom’s board of directors believes the Pypo transaction to be in the best interests of Middle Kingdom’s stockholders, and because Middle Kingdom may not be able to conclude the business combination with Pypo by December 13, 2008, Middle Kingdom has determined to seek stockholder approval to extend the time for closing the transaction beyond December 13, 2008 to August 31, 2009. If the Extension Amendment is approved, Middle Kingdom expects to seek stockholder approval of the proposed business combination with Pypo as soon as possible after completion of the SEC staff comment process of the Form S-4 registration statement filed with the SEC in connection with the Pypo business combination. If the extension is approved, Middle Kingdom could seek stockholder approval after December 13, 2008 of a business combination with any company other than Pypo, but will not do so. In addition, the purpose of amending the trust account agreement, at the time the Extension Amendment becomes effective, to prohibit any further changes in the distribution of the trust account funds is to effectively preclude any additional extension of the period in which Middle Kingdom is permitted to consummate a business combination.

If the Extension Amendment is not approved and Middle Kingdom is unable to complete the Pypo business combination by December 13, 2008, Middle Kingdom will be required to liquidate and distribute the trust account proceeds to holders of its Class B shares. In considering the Extension Amendment, Middle Kingdom’s board of directors came to the conclusion that the potential benefits of the proposed Pypo business combination to Middle Kingdom and its stockholders outweighed the possibility of any liability as a result of the Extension Amendment.

Under the terms of the proposed Extension Amendment, Class B stockholders holding less than 20% of the outstanding Class B shares may vote against the Extension Amendment and elect to convert their Class B shares into a pro rata portion of the funds available in the trust account. If holders of 20% or more of the outstanding Class B shares so elect, Middle Kingdom’s board of directors will abandon the Extension Amendment, notwithstanding approval of a majority of its outstanding common stock and Class B common stock, voting as a group. Based on the trust account balance as of November 10, 2008, if the maximum permissible number of Class B shares elect conversion in connection with the Extension Amendment, or 684,060 Class B shares, without its being abandoned, a total of approximately $5,738,785 of the trust account would be disbursed, leaving approximately $22,955,188. If the Extension Amendment is approved and the proposed business combination with Pypo is presented to Middle Kingdom stockholders for approval, Class B stockholders who did not vote against and convert their Class B shares in connection with the Extension Amendment will have the same right to vote against the business combination with Pypo and convert their Class B shares; provided that Middle Kingdom will not complete the business combination if a total of 684,061 or more Class B shares (which number represents 20% or more of the shares of Class B common stock currently outstanding as of the date of the special meeting to consider the Extension Amendment) vote (a) against the Extension Amendment (and elect to convert their Class B shares into a portion of the funds available in the trust account) and (b) against the proposed business combination with Pypo and (elect to convert their Class B shares into a portion of the funds available in the trust account).

As noted in “The Extension Amendment — Possible Claims Against and Impairment of the Trust Account,” below, the Extension Amendment will result in Middle Kingdom incurring substantial additional transaction expenses, and may also result in securities law and other claims being made against it whose holders might seek to have such claims satisfied from funds in the trust account. Middle Kingdom believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by Class B stockholders (or a liquidation, if dissenting votes equal 20% or more) would have no adverse effect on them, because they would receive the same amounts they would have received if Middle Kingdom were liquidated on December 13, 2008, and, if the proposed business combination is later not approved, its Class B stockholders at that time would receive the same liquidation proceeds as if Middle Kingdom were liquidated as of December 13, 2008.

However, if material liabilities are sought to be satisfied from the trust account, the trust account could possibly be reduced or subject to reduction beyond the reduction resulting from Class B stockholder conversions, which could result in the reduction of a Class B stockholder’s current pro rata portion of the trust account upon liquidation. Moreover, attendant litigation could result in delay in the availability of trust account funds for use by the combined company upon completion of the business combination.

In connection with the IPO, Middle Kingdom’s pre-IPO stockholders, including its current officers and directors, agreed to indemnify Middle Kingdom, on a several basis in proportion to the number of Series A Units purchased by them prior to Middle Kingdom’s IPO, for debts and obligations to vendors that are owed money by Middle Kingdom, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. These indemnification obligations would extend to transaction expenses to be incurred in connection with Middle Kingdom’s seeking to complete the business combination with Pypo as well as the costs of defending claims referred to in the preceding paragraph. Since they are not collateralized or guaranteed, Middle Kingdom cannot assure you that these parties would be able to discharge their obligations if material liabilities are sought to be satisfied from the trust account. Middle Kingdom’s pre-IPO stockholders are not obligated to indemnify the trust for any liabilities arising under the federal securities laws. Additionally, four of Middle Kingdom’s directors and six of its officers reside outside of the United States, and have not consented to service of process in the United States or to the jurisdiction of any United States Court. Therefore, it may be difficult for Middle Kingdom to enforce its legal rights or judgments of United States courts against its foreign directors or officers. See “Summary—Enforceability of Civil Liabilities Against Non-U.S. Persons.”

Possible Claims Against and Impairment of the Trust Account.

Middle Kingdom’s IPO prospectus stated that Middle Kingdom would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Therefore, you should be aware that you may have securities law claims against Middle Kingdom for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with Pypo may be completed, and such claims would not be extinguished by consummation of that transaction. Such claims may entitle Class B stockholders asserting them to more than the pro rata share of the trust account to which they are entitled upon conversion or liquidation, as well as punitive damages.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in Middle Kingdom’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in Middle Kingdom incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of Class B shares who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. Middle Kingdom cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, attendant litigation could result in delay in payments to Class B stockholders of trust account funds on conversion or liquidation.

Aside from possible securities law claims against Middle Kingdom, you should also be aware that if the Extension Amendment is approved, Middle Kingdom will incur substantial expenses in seeking to complete the business combination with Pypo, in addition to expenses incurred in proposing the Extension Amendment. Middle Kingdom does not have sufficient funds outside of the trust account to pay these expenses. Middle Kingdom expects that MK Cayman will ultimately bear these expenses if the proposed business combination with Pypo is completed. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that each of Middle Kingdom’s pre-IPO stockholders, including its current officers and directors, have to Middle Kingdom to ensure that the claims of such vendors do not reduce funds in the trust account. If these indemnification obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a Class B stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Middle Kingdom’s pre-IPO stockholders are not obligated to indemnify the trust for any liabilities arising under the federal securities laws. Moreover, attendant litigation could result in a delay in payments to Class B stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a Class B stockholder’s pro rata portion of the funds available in the trust account upon liquidation.

In general under U.S. federal and state securities laws, material misstatements and omissions in a prospectus may give rise to rights of rescission in favor of, or claims for damages by, persons who purchased securities pursuant to the prospectus. As a result, it is possible that adopting the Extension Amendment may result in claims being made against Middle Kingdom whose holders might seek to have the claims satisfied from funds in the trust account. Middle Kingdom has not made or requested of its advisors a formal comprehensive analysis of its potential liability for any such misstatements or omissions. Since rescission generally provides successful claimants with the right to recover the entire purchase price of their securities, holders of Middle Kingdom common stock or Class B common stock who successfully claim rescission could be awarded up to approximately $8.00 per share, based on the initial offering price of the units issued in Middle Kingdom’s IPO, which were comprised of stock and warrants, less any amount received from the sale of the originally-attached warrants plus interest from the date of Middle Kingdom’s IPO. In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which is, (a) for claims made under Section 12(a)(1) of the Securities Act (relating to offers or sales of securities in violation of the registration provisions of the Securities Act), within one year of the violation upon which it is based and in no event more than three years after the security was bona fide offered to the public, (b) for claims made under Section 12(a)(2) of the Securities Act (relating to offers or sales of a security by means of a prospectus or oral communication, which includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading), within one year after the discovery of the untrue statement or the omission, or after such discovery should have been made by the exercise of reasonable diligence, but in no event more than three years after the sale, or (c) for claims brought under some state statutes, one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with Pypo would be completed, and such claims would not be extinguished by consummation of that transaction.

If Middle Kingdom were to become subject to such claims as a result of the Extension Amendment, the trust account could be depleted by those claims (in addition, as discussed above, to other claims from vendors, service providers or other entities in connection with Middle Kingdom’s efforts to complete the Pypo business combination) to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of Class B shares who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount as their pro rata portion of the trust account, which might not be sufficient to satisfy a rescission or damages award if the proposed business combination is not approved and completed.

Depletion of the trust account as a result of claims being made against it as described above could have the consequence of holders of Class B shares not receiving the same amount in the distribution to them of the pro rata portion of the trust account if no such claims had been made. This could happen if liabilities to which Middle Kingdom becomes subject as a result of the Extension Amendment or otherwise are satisfied from funds in the trust account and the combined resources of Middle Kingdom’s pre-IPO stockholders, including its current officers and directors, who have agreed to certain indemnification obligations, on a several basis in proportion to the number of Series A Units purchased by them prior to Middle Kingdom’s IPO, with respect to the trust account, are insufficient or unavailable to indemnify Middle Kingdom for the full amount thereof on liquidation.

If Middle Kingdom’s trust account is not depleted by liabilities for securities law claims or other expenses, all Class B stockholders would receive as of November 10, 2008, upon conversion or liquidation, approximately $8.39 per share. This per share amount may be less than the possible per-share amount of a successful rescission claim, which could be approximately $8.00, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the originally-attached warrants, plus interest from the date of the IPO. A rescission award may also bear interest at a higher rate than that earned on trust account funds. Class B stockholders would also incur costs in prosecuting such claims, which would reduce the per-share amount they realize.

Middle Kingdom has not sought the opinion of any legal or financial advisers or experts about the possible magnitude of such costs. In light of Middle Kingdom’s current financial condition, its board of directors determined that an opinion would be of less value to Middle Kingdom and its stockholders than the cost of obtaining one, and did not approach any third party about providing one.

Middle Kingdom has attempted to structure the Extension Amendment to preserve the investment proposition set forth in the IPO prospectus for Class B stockholders (specifically, by giving them the right to convert now and to defeat the Extension Amendment on the same terms as are provided for the business combination itself). This is designed to limit the potential damages, but it is impossible to predict how courts will rule in such a case. A further deterrent to the bringing of a rescission claim is the significant costs that stockholders would incur in prosecuting those claims.

In view of the foregoing, Middle Kingdom’s board of directors believes it in the best interests of Middle Kingdom’s stockholders to approve the Extension Amendment.

Forced Liquidation

If the Extension Amendment is not approved and the proposed business combination is not consummated by December 13, 2008, Middle Kingdom will be liquidated. In any liquidation, the funds held in the trust account will be distributed, pro rata, to the holders of the Class B shares. The holders of common stock will be entitled to receive any remaining net assets. Middle Kingdom does not currently expect that any amounts will be available to distribute to its common stockholders. There will be no distribution from the trust account with respect to Middle Kingdom’s warrants.

Middle Kingdom cannot provide stockholders with assurances of a specific timeframe for the dissolution and distribution of the trust account, but estimates, based on the liquidation timelines of similar companies, that the process will take 90 to 120 days. If Middle Kingdom fails to consummate a business combination within the time period allotted, Middle Kingdom will seek the approval of its Class B and common stockholders, voting as a group, for a plan of dissolution and distribution. Middle Kingdom expects that any plan of dissolution and distribution subsequent to the expiration of the deadline by which it must complete a business combination would proceed in approximately the following manner:

•	Middle Kingdom’s board of directors will convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to Middle Kingdom’s Class B and common stockholders;

•	Middle Kingdom will prepare a preliminary proxy statement setting out such plan of dissolution and distribution as well as the board’s recommendation of such plan;

•	Middle Kingdom will then file a preliminary proxy statement with the SEC;

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if the SEC staff does not comment on the preliminary proxy statement, then, at least 10 days after the preliminary proxy statement is filed, Middle Kingdom will mail the proxy statements to its Class B and common stockholders and, approximately 30 days following the mailing it will convene a meeting of its Class B and common stockholders, at which they will either approve or reject the plan of dissolution and distribution; and

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if the SEC staff comments on the preliminary proxy statement, Middle Kingdom will be required to answer and comply with their comments. Middle Kingdom will mail the proxy statements to its Class B and common stockholders following the conclusion of the comment process (the length of which it cannot predict with any certainty, and which may be substantial) and will convene a meeting of its Class B and common stockholders at which they will either approve or reject the plan of dissolution and distribution.

In the event Middle Kingdom seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution and the distribution of its assets. The amount held in the trust account may not be distributed except upon Middle Kingdom’s dissolution and will not be released unless and until such approval is obtained from Middle Kingdom’s stockholders. These procedures, or a vote to reject any plan of dissolution and distribution by the Class B and common stockholders, may result in substantial delays in the liquidation of the trust account to the Class B stockholders as part of the plan of dissolution and distribution.

Conversion Rights

If holders of less than 20% of the outstanding shares of Class B common stock vote against the Extension Amendment and the Extension Amendment is approved (and not abandoned), Middle Kingdom will afford such stockholders the opportunity to receive, and in exchange for surrender of their Class B shares, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. You will be entitled to convert your Class B shares into trust account proceeds only if you vote against each proposal of the Extension Amendment (or if you exercise your conversion rights after voting against the Pypo business combination) and follow the conversion procedure described below. Abstaining or not voting on the Extension Amendment will not give you a right to convert your Class B shares in connection with the Extension Amendment.

If you are a Class B stockholder and you vote “FOR” the Extension Amendment, abstain or do not vote, or if you are a Class B stockholder and you vote “AGAINST” the Extension Amendment but do not elect to convert your Class B shares you will retain your right to convert your Class B shares into a pro rata portion of the funds available in the trust account, if the business combination is approved, and you elect conversion in connection with the business combination vote. You will be entitled to exercise your conversion right with respect to the business combination only if you:

•	vote against the business combination, as and when formally proposed to stockholders;

•	do not dispose of your Class B shares (other than in accordance with the conversion procedure) prior to the consummation of the business combination; and

•	tender your stock certificate(s) to Middle Kingdom’s transfer agent prior to your vote.

Conversion Procedure

A conversion demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a conversion of these Class B shares if you continue to retain ownership of them through the effective date of the Extension Amendment. If you vote by internet or telephone, you will not be able to exercise conversion rights.

In connection with tendering your Class B shares for conversion, you must elect either to physically tender your stock certificates to Middle Kingdom’s transfer agent prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the special meeting ensures that a converting holder’s election to convert is irrevocable once the Extension Amendment is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to tender their Class B shares at the special meeting.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its Class B shares through the DWAC system. Middle Kingdom believes that approximately 80% of its shares are currently held in “street name.” Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and Middle Kingdom’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and the broker would determine whether or not to pass this cost on to the converting holder. It is Middle Kingdom’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Middle Kingdom does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that do not elect to exercise their conversion rights. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares.

Certificates that have not been tendered in accordance with these procedures by the day prior to the special meeting will not be converted to cash. In the event that a stockholder tenders its Class B shares and decides prior to the special meeting that it does not want to convert its Class B shares, the stockholder may withdraw the tender. In the event that a stockholder tenders Class B shares and the Extension Amendment is not approved, these shares will not be converted to cash and the physical certificates representing these Class B shares will be returned to the stockholder promptly following the determination that the Extension Amendment will not be approved. Middle Kingdom anticipates that a stockholder who tenders Class B shares for conversion in connection with the vote to approve the Extension Amendment would receive payment of the conversion price for such Class B shares soon after the completion of the Extension Amendment. Middle Kingdom will hold the certificates of stockholders that elect to convert their Class B shares into a pro rata portion of the funds available in the trust account until such Class B shares are converted to cash or returned to such stockholders. Any Class B shares that are converted to cash will be cancelled and retired.

If properly demanded, Middle Kingdom will convert each share of Class B common stock into a pro rata portion of the funds available in the trust account, calculated as of two business days prior to the anticipated consummation of the Extension Amendment. As of November 10, 2008, this would amount to approximately $8.39 per share. If you exercise your conversion rights, you will be exchanging your shares of Middle Kingdom Class B common stock for cash and will no longer own the shares as of the effective date of the Extension Amendment. You will be entitled to receive cash for these shares only if you affirmatively vote against the Extension Amendment, properly demand conversion, and tender your stock certificate(s) to Middle Kingdom’s transfer agent prior to your vote. If the Extension Amendment is not approved, these Class B shares will not be converted into cash. However, if Middle Kingdom is unable to complete the business combination with Pypo or another business combination by December 13, 2008 (unless such date is extended), it will be forced to liquidate and all holders of Class B shares will receive a pro rata portion of the funds available in the trust account at the time of the liquidation.

Required Vote

The affirmative vote by holders of a majority of Middle Kingdom’s outstanding common stock and Class B common stock, voting as a group, voting for all proposals contained in the Extension Amendment, is required to approve the Extension Amendment. However, Middle Kingdom’s board of directors will abandon the Extension Amendment, if holders of 20% or more of the outstanding Class B shares vote against the Extension Amendment and elect to exercise their conversion rights. In that case, Middle Kingdom will be required by its certificate of incorporation to liquidate and distribute the trust account proceeds to the holders of Class B shares.

All of Middle Kingdom’s directors, executive officers and their affiliates are expected to vote any common stock or Class

B common stock owned by them in favor of the Extension Amendment. On the record date, directors and executive officers of Middle Kingdom and their affiliates beneficially owned and were entitled to vote 841,700 shares of Middle Kingdom common stock and 3,500 shares of Middle Kingdom Class B common stock, representing approximately 18.8% of Middle Kingdom’s issued and outstanding common stock and Class B common stock, as a group.

The shareholders of Pypo, Middle Kingdom’s officers, directors and initial sponsor, and/or their affiliates or designee(s) have agreed verbally in principle to purchase up to an aggregate of $23,500,000 in shares of Middle Kingdom Class B common stock, in the open market or in negotiated private transactions if such purchases are required to obtain the approval of the Extension Amendment by the Middle Kingdom stockholders. The parties do not presently intend to purchase any shares at a price exceeding $8.39, which represents the estimated liquidation distribution per share as of November 10, 2008 that Class B common stockholders might receive in the event stockholders did not approve the business combination and Middle Kingdom were forced to liquidate. Accordingly, assuming a purchase price of $8.39 per share, the parties would be able to purchase 2,800,954 shares of Class B common stock, or in excess of 80% of the Class B common stock, with the maximum proposed investment of $23,500,000. It cannot be presently determined how many shares of the Middle Kingdom Class B common stock will be purchased by such parties. If the maximum number of shares of Class B common stock are purchased as described above, the Extension Amendment would be approved. In connection with the agreement in principle by the Pypo shareholders discussed above, Middle Kingdom’s directors and officers and initial sponsor have agreed to transfer 50% of their Class A warrants to the Pypo shareholders upon closing of the business combination. Middle Kingdom has not agreed, nor does it intend to agree in the future, to any arrangement whereby the purchasers of Middle Kingdom Class B common stock could receive funds from Middle Kingdom or be reimbursed before or after the business combination for their purchases.

Such purchases, if any, may occur at any time subsequent to the filing of the preliminary proxy statement filed with the SEC in connection with the special meeting (subject to such purchasers not having material non-public information (and, with respect to open market purchases, intending to comply with the provisions of Rule 10b-18 under the Exchange Act, which provides a safe harbor against liability for purchases made under the limitation in Rule 10b-18)) and continue up through the Middle Kingdom special meeting date, including any adjournments.

In addition, other affiliates of Pypo or Middle Kingdom may choose to buy shares of Middle Kingdom Class B common stock in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to convert their shares into a portion of the trust account. Any shares of Middle Kingdom Class B common stock purchased by affiliates of Pypo or Middle Kingdom will be voted in favor of the Extension Amendment. The affiliates will not convert any shares that they purchase in the open market, provided, however, that, in the event the business combination with Pypo is not consummated and Middle Kingdom is forced to liquidate, the affiliate purchasers will be able to receive liquidation distributions for such shares.

Interests of Middle Kingdom’s Officers and Directors

When you consider the recommendation of the Middle Kingdom board of directors, you should keep in mind that Middle Kingdom’s executive officers and members of Middle Kingdom’s board of directors have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

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if the Extension Amendment is not approved and a business combination is not approved by December 13, 2008, Middle Kingdom will be required to liquidate. In such event, the 750,000 shares of common stock held by Middle Kingdom officers, directors and affiliates, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless, as will the 90,450 Series A units that were acquired prior to the IPO for an aggregate purchase price of $723,600. Such common stock and Series A units had an aggregate market value of $3,452,250 based on the last sale price of $4.00 and $5.00, respectively, on the OTC BB on October 28, 2008;

•	in connection with the IPO, Middle Kingdom’s pre-IPO stockholders, including its current officers and directors, agreed to indemnify Middle Kingdom, on a several basis in proportion to the number of Series A Units purchased by them prior to Middle Kingdom’s IPO, for debts and obligations to vendors that are owed money by Middle Kingdom, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. If the business combination is consummated, these parties will not have to perform such obligations. As of June 30, 2008, Middle Kingdom believes that the maximum amount of the indemnity obligation of Middle Kingdom’s officers and directors is approximately $264,196, which is equal to the amount payable to creditors and an outstanding payable to Wachovia Bank under Middle Kingdom’s line of credit of approximately $219,856 and $180,000 respectively, less amounts relating to creditors for which Middle Kingdom has received a waiver of each such creditor’s right to sue the trust account. Additionally, under certain circumstances, if Middle Kingdom terminates the Merger Agreement, Middle Kingdom may be required to pay Pypo a termination fee in the amount of $4,000,000. Pypo has not provided a waiver of any claims against the trust account in connection with the payment of the termination fee, such that the full amount of the termination fee may be required to be paid out of the trust account. Middle Kingdom does not have sufficient funds outside of the trust account to pay these obligations. Therefore, if the business combination is not consummated and vendors that have not signed waivers or Pypo, in connection with the termination fee, sue the trust account and win their cases, the trust account could be reduced by the amount of the claims and Middle Kingdom’s pre-IPO stockholders, including its current officers and directors, would be required to fulfill their indemnification obligations. If Middle Kingdom is required to pay a termination fee pursuant to the terms of the merger agreement and such fee is paid from the proceeds of the trust account, its officers and directors subject to the indemnification obligations may not be able to satisfy their individual obligations to indemnify Middle Kingdom;

•	warrants to purchase Middle Kingdom common stock held by Middle Kingdom’s officers and directors are exercisable only upon consummation of a business combination;

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all rights specified in Middle Kingdom’s certificate of incorporation relating to the right of officers and directors to be indemnified by Middle Kingdom, and of Middle Kingdom’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the business combination. If the business combination is not approved and Middle Kingdom liquidates, Middle Kingdom will not be able to perform its obligations to its officers and directors under those provisions;

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if the business combination with Pypo is completed, Mr. Bernard J. Tanenbaum III, Middle Kingdom’s chief executive officer, will serve as senior vice president of corporate communications of MK Cayman, and Mr. Michael Marks, Middle Kingdom’s president will serve as a director of MK Cayman; and

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Middle Kingdom’s financial, legal and other advisors have rendered services for which they may not be paid if the business combination is not approved. As any recovery of such fees and expenses by these vendors will be much more difficult in the event the business combination is not approved, while such recovery is not expressly contingent on the outcome of the Middle Kingdom stockholder vote, these vendors could be viewed as having an interest in the outcome of such vote.

•	Middle Kingdom’s directors and officers and initial sponsor have agreed to transfer 50% of their Class A warrants to the Pypo shareholders upon closing of the business combination.

The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation

As discussed below, after careful consideration of all relevant factors, Middle Kingdom’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, Middle Kingdom and its stockholders. The board of directors has approved and declared advisable adoption of the Extension Amendment, and recommends that you vote “FOR” such adoption.

In determining to recommend the Extension Amendment, Middle Kingdom’s board of directors concluded that the proposed business combination with Pypo is in the best interests of Middle Kingdom’s stockholders, since it believes they Middle Kingdom’s stockholders will benefit from the business combination with Pypo. Although the board of directors believes that the certificate of incorporation provisions to be amended by the Extension Amendment were included to protect Middle Kingdom stockholders from having to keep their investments for an unreasonably long period if Middle Kingdom failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation, the board believes that circumstances warrant permitting those who believe they might find Pypo to be an attractive investment an opportunity to do so, if possible without adversely affecting the interests of Middle Kingdom or its Class B stockholders wishing to terminate their investments as originally contemplated.

Having taken into account the matters discussed above, the Middle Kingdom’s board of directors believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by Middle Kingdom Class B stockholders (or a liquidation, if dissenting votes are 20% or greater) would have no adverse effect on the Class B stockholders, because they would receive approximately the same amounts they would if Middle Kingdom were liquidated on December 13, 2008, and, if the proposed business combination is later disapproved, its Class B stockholders at that time would receive approximately the same liquidation proceeds as if Middle Kingdom were liquidated as of December 13, 2008. Because of the two separate opportunities for Class B stockholders to exercise conversion, it is possible that the total amounts distributed on conversion to Class B stockholders dissenting from the Extension Amendment and the proposed business combination could exceed the amount that would have been distributed to dissenters from the proposed business combination had the business combination been approved (without a prior vote on the Extension Amendment). However, even if the maximum number of Class B stockholders exercised their conversion rights in connection with the approvals of both the Extension Amendment and the business combination, Middle Kingdom’s board of directors believes it would be immaterial to Middle Kingdom after consummation of the Pypo business combination in light of Pypo’s cash position.

Middle Kingdom’s Board of Directors consulted with special Delaware counsel, Morris James, concerning the validity of the Extension Amendment. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed Extension Amendment, if duly approved by the board of directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of Middle Kingdom entitled to vote thereon, all in accordance with Section 242(b) of the DGCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the DGCL.” Morris James has consented to Middle Kingdom’s use of its opinion in this proxy statement. A copy of Morris James’ opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Middle Kingdom’s board of directors has unanimously approved and declared advisable the Extension Amendment. Accordingly, if the Extension Amendment is approved by the holders of a majority of Middle Kingdom’s outstanding common stock and Class B common stock, voting as a group, in accordance with Delaware law, Middle Kingdom believes the Extension Amendment will be valid and effective when filed with the Secretary of State of the State of Delaware in accordance with the applicable statutory provisions, notwithstanding the provision in the current certificate of incorporation purporting to prohibit certain amendments prior to consummation of a business combination.

In determining whether to propose the Extension Amendment, Middle Kingdom’s board of directors took into consideration the fact that a substantial amount of Middle Kingdom stockholders’ aggregate investment had been spent pursuing a business combination, that allowing the transaction to terminate by virtue of the existing certificate of incorporation deadline would make that portion of their investment unrecoverable and that proposing the Extension Amendment would provide for the possibility of realizing a return on that investment.

In addition, Middle Kingdom’s board of directors was mindful of and took into account the conflict, as described in the immediately preceding subsection, between their respective personal pecuniary interests in successfully completing a business combination and the interests of Class B stockholders. The board of directors determined that their respective personal pecuniary interests, in the form of the contingent and hypothetical value of Middle Kingdom shares if a business combination is ultimately completed, was substantially less than additional time, effort and potential liability they might incur if they failed to discharge their fiduciary duties to Middle Kingdom’s stockholders to the best of their ability, as well as substantially less than the potential benefits to Class B stockholders wishing to have an opportunity to consider the proposed Pypo business combination, which they, as Middle Kingdom stockholders as well, share. In making that determination, the board of directors took into consideration the fact that in proposing the Extension Amendment, they may incur indemnification obligations to Middle Kingdom under their existing commitment substantially in excess of those currently accrued. At the same time, they recognized that completing the proposed Pypo business combination would result in a combined company more capable than Middle Kingdom alone to pay existing obligations of Middle Kingdom and expenses incurred after approval of the Extension Amendment, all of which obligations they might be called upon to pay under their existing commitment.

After careful consideration of all relevant factors, Middle Kingdom’s board of directors determined that the Extension Amendment is advisable, fair to and in the best interests of Middle Kingdom and its stockholders.

The Board of Directors recommends that you vote “FOR” the Extension Amendment.

THE PYPO BUSINESS COMBINATION

The following is a brief summary of the terms and background of the Merger Agreement that Middle Kingdom entered into with Pypo and its shareholders. Upon completion of the SEC staff’s comment process with respect to Middle Kingdom’s Form S-4 registration statement, a definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed business combination with Pypo. This proxy statement will contain important information regarding the business combination, as well as the redomestication to be completed in connection with the business combination.

YOU ARE NOT BEING ASKED TO PASS ON THE PROPOSED BUSINESS COMBINATION AT THIS TIME. IF YOU ARE A CLASS B STOCKHOLDER, YOU WILL HAVE THE SPECIFIC RIGHT TO VOTE ON THE PROPOSED BUSINESS COMBINATION WITH PYPO IF AND WHEN IT IS SUBMITTED TO STOCKHOLDERS, AND MIDDLE KINGDOM EXPECTS TO PRESENT THE BUSINESS COMBINATION FOR YOUR VOTE IN THE NEAR FUTURE, AFTER THE SEC STAFF HAS HAD THE OPPORTUNITY TO COMMENT ON THE PROXY STATEMENT.

General

On September 5, 2008, the Merger Agreement was entered into by and among Middle Kingdom, MK Arizona, the Pypo entities and the Pypo shareholders.

Redomestication to the Cayman Islands

Pursuant to the Merger Agreement, upon stockholder approval, Middle Kingdom will complete a corporate reorganization that would result in holders of Middle Kingdom securities holding securities in MK Cayman, a Cayman Islands company rather than in Middle Kingdom, a Delaware corporation. The reorganization involves two steps. First, Middle Kingdom, the current Delaware corporation, will effect a short-form merger pursuant to Section 253 of the DGCL in which it will merge with and into MK Arizona, its wholly owned Arizona subsidiary, with MK Arizona surviving the merger. Second, after the merger, MK Arizona will become MK Cayman, a Cayman Islands company, pursuant to a conversion and continuation procedure under Arizona and Cayman Islands law. The reorganization will change Middle Kingdom’s place of incorporation from Delaware to the Cayman Islands. The entire two-step transaction is referred to as the “redomestication.”

The redomestication will result in all of Middle Kingdom’s issued and outstanding shares of common stock and Class B common stock immediately prior to the redomestication converting into ordinary shares of MK Cayman, and all units, warrants and other rights to purchase Middle Kingdom’s common stock immediately prior to the redomestication being exchanged for substantially equivalent securities of MK Cayman. The shares of MK Cayman shall continue to be quoted on the OTC BB or such other public trading market on which its shares may be trading at such time. Middle Kingdom will cease to exist and MK Cayman will be the surviving corporation. In connection therewith, MK Cayman will assume all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Middle Kingdom, including any and all agreements, covenants, duties and obligations of Middle Kingdom set forth in the Merger Agreement.

Business Combination with Pypo Cayman; Acquisition Consideration

Immediately following the redomestication, MK Cayman will acquire each issued and outstanding ordinary share of Pypo Cayman held by the Pypo shareholders in exchange for an aggregate of 45,000,000 MK Cayman ordinary shares and 3,400,000 MK Cayman Class B redeemable warrants. This share exchange is referred to as the “business combination.” In addition, MK Cayman has agreed to issue the Pypo shareholders up to an additional 23,000,000 MK Cayman ordinary shares pursuant to an earn-out provision in the Merger Agreement (“earn-out shares”) based on the adjusted net income of the combined company during the fiscal years ending March 31, 2010, 2011 and potentially 2012.

The term “adjusted net income” means the “Net Income Attributable to the Parent” as calculated and disclosed pursuant to Statement of Accounting Standards, or SFAS, No. 160, as set forth on the audited consolidated financial statements of MK Cayman comprising a part of the Forms 20-F filed with the SEC for the fiscal years ending March 31, 2010, 2011 or 2012, adjusted to:

•

add back to the “Net Income Attributable to the Parent” any charges for (a) “acquisition-related costs” as defined in and charged to expense pursuant to SFAS No. 141(R) and any other fees, expenses or payments to any third party related to the redomestication or business combination, (b) the amortization of intangibles, and (c) the impairment of goodwill, each of (a) – (c) as it relates to any acquisitions completed in, or pending at the end of, the applicable period (including the redomestication or business combination), by MK Cayman or the Pypo entities;

•

add back to the “Net Income Attributable to the Parent” any out of pocket (i.e., third party) expenses incurred to design, implement and annually assess disclosure controls and procedures and internal controls over financial reporting by MK Cayman or the Pypo entities as a consequence of MK Cayman’s compliance with the Sarbanes-Oxley Act;

•

add back to the “Net Income Attributable to the Parent” any charges for taxes payable by any of MK Cayman, MK Arizona or Middle Kingdom, or by the Pypo entities that are directly attributable to the redomestication or business combination, and that apply to the applicable period; and

•

deduct from the “Net Income Attributable to Parent” the financial statement tax benefit of the amount in the above bullets, computed by multiplying the amount of the adjustment in the above bullets by the statutory tax rate applicable to MK Cayman or the Pypo entity that incurred the expense.

The 23,000,000 earn-out shares will be issued to the Pypo shareholders as follows:

•	10,000,000 earn-out shares will be issued to the Pypo shareholders if MK Cayman’s adjusted net income during either of the fiscal years ending March 31, 2010 or 2011 equals or exceeds $54,000,000; and

•	13,000,000 earn-out shares will be issued to the Pypo shareholders if MK Cayman’s adjusted net income during either of the fiscal years ending March 31, 2011 or 2012 equals or exceeds $67,000,000.

If a change of control (as defined in the Merger Agreement) of MK Cayman occurs on or prior to the latest date when the earn-out shares may be issuable to the Pypo shareholders, then regardless of whether the targeted net income thresholds have been met, MK Cayman shall issue and deliver to each Pypo shareholder any remaining earn-out shares, if the change of control is approved by a majority of the independent directors then on the board of directors of MK Cayman.

If the change of control (as defined in the Merger Agreement) is not approved by a majority of the independent directors then on the board, then the earn-out shares may nevertheless be issued and delivered to the Pypo shareholders as follows:

•

if the acquisition consideration delivered to the shareholders of MK Cayman in connection with the change of control has a value (as determined in good faith by a majority of the board of directors of MK Cayman) that is equal to at least $8.80 per share (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events), but less than $9.30 per share (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events), then 10,000,000 earn-out shares shall be issued and delivered to the Pypo shareholders; or

•

if the acquisition consideration delivered to the shareholders of MK Cayman in connection with the change of control has a value (as determined in good faith by a majority of the board of directors of MK Cayman) that is equal to at least $9.30 (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events), then any earn-out shares that have not been issued and delivered, shall be issued and delivered to the Pypo shareholders; or

•

if the shareholders of MK Cayman do not receive any acquisition consideration as a result of the change of control, but the price per share is equal to at least $8.80 (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events), but less than $9.30 per share (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events), then 10,000,000 earn-out shares shall be issued and delivered to the Pypo shareholders; or

•

if the shareholders of MK Cayman do not receive any acquisition consideration as a result of the change of control, but the price per share is equal to or exceeds $9.30 (as equitably adjusted for any stock split, combinations, stock dividends, recapitalizations or similar events), then any earn-out shares that have not been issued and delivered, shall be issued and delivered to the Pypo shareholders.

Upon the consummation of the redomestication and the business combination, MK Cayman will own 100% of the issued and outstanding ordinary shares of Pypo Cayman. Two of Pypo Cayman’s subsidiaries are also parties to the Merger Agreement: (a) Pypo Holdings (HK) Company Limited, a company incorporated in Hong Kong and a wholly owned subsidiary of Pypo Cayman, and (b) Beijing Pypo Technology Group Company Limited, a limited liability company established in the PRC and an indirect wholly owned subsidiary of Pypo Cayman.

Pursuant to the Merger Agreement, the redomestication will not be consummated unless the business combination is also approved. Similarly, the business combination will not take place unless the redomestication is also approved.

Background of Pypo Business Combination

Middle Kingdom is a blank check company organized as a corporation under the laws of the State of Delaware on January 17, 2006. It was formed to effect a business combination with an unidentified operating business having its primary or substantial operations in the PRC. In December 2006, it consummated its IPO, from which it derived net proceeds of approximately $27.5 million, including proceeds from the partial exercise of the underwriters’ over-allotment option. The entirety of the funds raised in the IPO plus amounts raised in a private placement completed prior to the IPO, or $28,183,313, were deposited in a trust account. Assuming the Extension Amendment is not approved, such funds and a portion of the interest earned thereon will be released upon consummation of the business combination and used to pay any amounts payable to Middle Kingdom stockholders that vote against the business combination and exercise their conversion rights. Other than its IPO and the pursuit of a business combination, Middle Kingdom has not engaged in any business to date.

Middle Kingdom’s original certificate of incorporation called for it to liquidate if it had not consummated a business combination by June 13, 2008, unless a letter of intent, agreement in principle or a definitive agreement to complete a business combination was executed prior to June 13, 2008. In that event its certificate of incorporation permitted it to continue efforts to consummate a business combination until December 13, 2008, and if it did not succeed in doing so by that date would then begin the process of liquidating. The execution of the non-binding letter of intent with Pypo on May 23, 2008 extended the required liquidation date to December 13, 2008.

However, Middle Kingdom anticipates that it may take longer than until December 13, 2008 to consummate the proposed transaction, and for that reason Middle Kingdom is seeking stockholder approval to amend its certificate of incorporation to allow it to pursue the proposed business combination with Pypo beyond December 13, 2008.

Promptly following Middle Kingdom’s IPO, Middle Kingdom began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, Middle Kingdom identified and reviewed information with respect to more than 50 possible target companies.

By January 2008, Middle Kingdom had entered into substantive discussions, including some involving the type and amount of consideration Middle Kingdom would offer, with several potential target companies. At least four of these companies (including Pypo) were provided with a detailed term sheet and/or a preliminary letter of intent.

On January 16, 2008, Middle Kingdom became aware of Pypo and its business when Mr. Clement Kwong, a director of ARC Capital Partners Limited, or ARC, the entity that manages ARC Capital Holdings Limited, or ARC Capital, the parent of one of Pypo’s major shareholders, had a conversation with Mr. Alex Chun Yao, an executive vice president and director of Middle Kingdom, while on a business trip together in China on another matter. Mr. Yao advised Mr. Tanenbaum, Mr. Marks and Mr. Yan Qi Chai, a senior vice-president of Middle Kingdom, of the Pypo opportunity, and gave them copies of Pypo’s business summary.

On February 13, 2008, Mr. Marks and Mr. Yao met with Mr. Kwong at the offices of ARC Capital in Shanghai, and the parties agreed to continue to explore the possibility of a business combination.

Over the next several weeks, the parties negotiated the terms of a transaction between the two entities, and on March 31, 2008, a non-binding term sheet was signed by Mr. Tanenbaum on behalf of Middle Kingdom and by Mr. Zhang and Mr. Fei of Pypo.

By the end of April 2008, the parties believed they were close to reaching an agreement and arranged to have a meeting between representatives of Pypo and Middle Kingdom and their respective legal counsel and investment bankers in early May. The remaining substantive issues were resolved at this meeting and the parties signed a non-binding letter of intent on May 23, 2008. This letter replaced the former term sheet, which by this time had expired, and further solidified the intention of both parties to proceed with the business combination.

On May 23, 2008, Middle Kingdom issued a press release informing the public that it had entered into a non-binding letter of intent to enter into a business combination with a PRC-based company, and it had therefore met its obligation to enter into such a letter of intent before June 13, 2008 in order to extend the deadline for completing such a business combination to December 13, 2008.

On June 30, 2008, Middle Kingdom engaged SPAC Investments, Ltd., or SPAC Investments, to assist it in analyzing the valuation of the proposed Pypo transaction and to help prepare a presentation explaining the proposed transaction to the investment community. SPAC Investments was paid $22,000 for a one-year subscription to the SPAC Analytics web site and data analysis service and will receive a $200,000 fee if the business combination between Middle Kingdom and Pypo is consummated.

During July and August, the parties continued to exchange drafts of the Merger Agreement and to narrow the open business issues. On September 3, 2008, the parties reached agreement on the terms of the Merger Agreement, subject to approval of the Middle Kingdom board of directors. On September 3, 2008, Middle Kingdom held a telephonic board meeting at which management was authorized to sign the definitive Merger Agreement and to file the necessary documents with the SEC to hold a stockholders’ meeting for the solicitation of stockholders’ approval of the business combination with Pypo.

The Merger Agreement was signed on September 5, 2008. Prior to the market open on September 9, 2008, Middle Kingdom issued a press release and on September 11, 2008 filed a Current Report on Form 8-K announcing the execution of the Merger Agreement.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding beneficial ownership of Middle Kingdom’s common stock and Class B common stock as of November 1, 2008, (a) by each person known by Middle Kingdom to own beneficially 5% or more of any class of Middle Kingdom’s common stock or Class B common stock, (b) by each current officer or director of Middle Kingdom and (c) by all executive officers and directors of Middle Kingdom as a group.

As of November 1, 2008, there were a total of 4,485,955 shares of common stock and Class B common stock issued and outstanding, consisting of 1,065,650 shares of common stock and 3,420,305 shares of Class B common stock. Unless otherwise indicated, Middle Kingdom believes that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Shares of common stock or Class B common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of Class A warrants or Class B redeemable warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

	Common Stock			Class B Common Stock			Common Stock and Class B Common Stock
Name and Address of Beneficial Owner	Number		Percent	Number		Percent	Number	Percent
Bernard J. Tanenbaum III	132,049	(1)	12.4%	—		—	132,049	2.9%
Michael Marks (2)	132,049	(1)	12.4%	—		—	132,049	2.9%
Allan Shu Cheuk Lam (3)	81,261	(1)	7.6%	—		—	81,261	1.8%
Anthony Ng	40,630	(1)	3.8%	—		—	40,630	Less than 1%
Alex Chun Yao (4)	81,261	(1)	7.6%	—		—	81,261	1.8%
Erick Yan Qi Chai (4)	81,261	(1)	7.6%	—		—	81,261	1.8%
Harold Zhi Ping Ding (4)	81,261	(1)	7.6%	—		—	81,261	1.8%
David A. Rapaport (5)	363,042	(1)	34.1%	2,500	(5)	Less than 1%	365,542	8.1%
Fred A. Brasch (5)	363,060	(1)	34.1%	1,000	(5)	Less than 1%	364,060	8.1%
All directors and executive officers as a group (9 persons)	851,075	(1)	79.9%	3,500		Less than 1%	854,575	19.1%
High Capital Funding LLC (6)	342,277	(1)	32.1%				342,277	7.6%
ChinaRock Capital Management Limited (7)				255,000		7.5%	255,000	5.7%

QVT Financial LP (8)				296,150		8.7%	296,150	6.6%
Capital Ally Investments Limited (9)				2,525,500		73.8%	2,525,500	56.3%

(1)	Does not include 452,250 shares of common stock underlying an aggregate of 452,250 Class A warrants purchased by Middle Kingdom’s officers, directors, and initial stockholder prior to Middle Kingdom’s IPO. These Class A warrants are not currently exercisable and will not become exercisable until the completion of a business combination.
(2)	These securities are held in the name of Gedeon International Limited. Mr. Marks has voting and dispositive control over these securities.
(3)	Of these securities, 50% are held in the name of Supreme Ocean Development Limited. Mr. Lam has voting and dispositive control over these securities.
(4)	These securities are held in the name of MTP Holdings Ltd. and represent the aggregate amount held by Messrs. Yao, Chai, and Ding. Mr. Yao is a director and executive officer of the company, and Messrs. Chai and Ding are executive officers.
(5)	Includes 342,277 shares held by High Capital Funding, LLC, of which Messrs. Rapaport and Brasch are affiliates. Messrs. Rapaport and Brasch disclaim beneficial ownership of the 342,277 shares held by High Capital Funding, LLC. Does not include 2,500 and 1,000 shares underlying Class B redeemable warrants held by Messrs. Rapaport and Brasch, respectively.
(6)	Messrs. Brasch and Rapaport share the voting power of High Capital Funding, LLC with Mr. Frank E. Hart. The business address of High Capital Funding, LLC is 333 Sandy Springs Circle, Suite 230, Atlanta, GA 30328. Messrs. Rapaport and Brasch are affiliates of High Capital Funding, LLC.
(7)	Reflects the beneficial ownership of the reported entities and their affiliates as reported in the Schedule 13G/A filed September 20, 2007. The business address for ChinaRock Capital Management Limited is 2804 One Exchange Square, 8 Connaught Place, Central, Hong Kong K3. ChinaRock Capital Management Limited has investment discretion over certain of the assets included in the following: Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P., Farallon Capital Offshore Investors II, L.P., (each of the foregoing, the “Farallon Funds”) and a certain account managed by Farallon Capital Management, L.L.C. Farallon Partners, L.L.C. is the general partner of each of the Farallon Funds. With respect to all of the Class B shares held by the Farallon Funds and the certain account managed by Farallon Capital Management, L.L.C., Chun R. Ding is a managing partner and director, Vincent Gao is a partner, and Chit Sum Cynthia Ng is a partner and director of the ChinaRock Capital Management Limited. The following persons are managing members of both Farallon Partners, L.L.C. and Farallon Capital Management, L.L.C with respect to the Class B shares held by the Farallon Funds and the certain account managed by Farallon Capital Management, L.L.C: William F. Duhamel, Richard B. Fried, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Derek C. Schrier, Andrew J.M. Spokes, Thomas F. Steyer and Mark C. Wehrly.

(8)	Pursuant to a Schedule 13G/A filed on February 5, 2008 with the SEC, QVT Financial LP and affiliates reported voting and dispositive power over 296,150 shares. (i) QVT Financial LP is the investment manager for QVT Fund LP and has shared voting and dispositive power with respect to 234,146 shares; (ii) QVT Financial LP is the investment manager for Quintessence Fund L.P. and has shared voting and dispositive power with respect to 26,355 shares; and (iii) QVT Financial has sole voting and dispositive power with respect to 35,649 shares held in a separate discretionary account managed by Deutsche Bank AG. The business address for QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. QVT Financial LP disclaims any beneficial ownership of the shares of Class B common stock, except for its pecuniary interest in QVT Fund LP and Quintessence Fund L.P. Mr. Oren Eisner is the authorized signatory for the general partner of QVT Financial LP.
(9)	Capital Ally is a British Virgin Islands company 50% owned and controlled by each of (i) GM Investment, a Hong Kong company that is wholly owned and controlled by Golden Meditech, a Cayman Islands company, and (ii) Style Technology, a Hong Kong company. Style Technology and GM Investment share voting and investment power with respect to the Pypo shares held by Capital Ally. Nana Gong, a Chinese citizen, wife of Kuo Zhang, a director of Pypo Digital Company Limited (“Pypo Cayman”) and chairman of Beijing Pypo Technology Group Company Limited (“Pypo Beijing,” an indirect subsidiary of Pypo Cayman) holds a 64% equity interest in Style Technology, through which she exercises investment and voting control over Style Technology. Dongping Fei, a director of Pypo Cayman and a director and chief executive officer and president of Pypo Beijing, holds 16% of Style Technology. Haiping Huang, a Chinese citizen, wife of Hengyang Zhou, Pypo Beijing’s vice president and president of distribution, holds 16% of Style Technology; and Francis Kwok Cheong Wan, Pypo Beijing’s vice president and president of e-commerce, a Canadian citizen, holds 4% of Style Technology. The registered address for Capital Ally is P.O. Box 957 Offshore Incorporation Center, Road Town, Tortola, British Virgin Islands. Samuel Kong holds the power to dispose of all shares of Middle Kingdom Class B common stock held by Capital Ally and shares voting power with respect to those shares with Clement Kwong. Samuel Kong is the Controller and Secretary of Golden Meditech, and Clement Kwong is a founder and the managing director of Arc Capital Partners Limited, the entity that manages Arc Capital. Golden Meditech and Arc Capital are the principal shareholders of Pypo.

The 750,000 shares of common stock purchased by Middle Kingdom’s management and sponsors in a private placement prior to its IPO at $0.03 per share have been placed in escrow, until the earliest of (subject to the earlier release of such securities by the representatives of the underwriter in Middle Kingdom’s IPO):

•	December 13, 2009;

•	Middle Kingdom’s liquidation; or

•

the completion of a liquidation, merger, stock exchange or other similar transaction that results in all of Middle Kingdom’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to Middle Kingdom consummating a business combination with a target business.

The 90,450 shares of common stock and the 452,250 Class A warrants underlying the Series A units purchased by Middle Kingdom’s management and sponsors at $8.00 per unit in a private placement prior to the IPO have also been placed in escrow, subject to the earlier release of such securities by the representative of the underwriter in Middle Kingdom’s IPO, with Continental Stock Transfer and Trust Company until the earliest of:

•	the completion of a business combination; or

•	Middle Kingdom’s liquidation.

STOCKHOLDER PROPOSALS

If the business combination is not consummated and Middle Kingdom has not been dissolved, the next Middle Kingdom annual meeting of stockholders will be held on or around October 1, 2009, unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2009 annual meeting, you need to provide it to Middle Kingdom by no later than August 3, 2009. You should direct any proposals to Middle Kingdom’s secretary at its principal office in Atlanta, Georgia. If you want to present a matter of business to be considered at the year 2009 annual meeting, under Middle Kingdom’s bylaws you must give timely notice of the matter, in writing, to its secretary. To be timely, the notice should be give on or before August 3, 2009.

If Middle Kingdom is liquidated as a result of not consummating a business combination transaction before December 13, 2008, there will be no annual meeting in 2009.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Middle Kingdom and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of Middle Kingdom’s proxy statement. Upon written or oral request, Middle Kingdom will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Middle Kingdom deliver single copies of such documents in the future. Stockholders may notify Middle Kingdom of their requests by calling or writing Middle Kingdom at Middle Kingdom’s principal executive offices at 333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328, (404) 257-9150.

WHERE YOU CAN FIND MORE INFORMATION

SECURITY HOLDERS ARE URGED TO CAREFULLY READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED BUSINESS COMBINATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MIDDLE KINGDOM AND PYPO AND THE PROPOSED BUSINESS COMBINATION.

Middle Kingdom files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Middle Kingdom with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. Middle Kingdom files its reports, proxy statements and other information electronically with the SEC. You may access information on Middle Kingdom at the SEC website containing reports, proxy statements and other information at http://www.sec.gov. This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the Extension Amendment or the business combination by contacting us at the following address, telephone number or email address:

Middle Kingdom Alliance Corporation

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328

Attn: David A. Rapaport, Esq.

Phone: (404) 257-9150

drapaport@midkingdom.com

In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than December 1, 2008.

ANNEX A

PROPOSED EXTENSION AMENDMENT

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MIDDLE KINGDOM ALLIANCE CORP.

PURSUANT TO SECTION 242 OF THE

DELAWARE GENERAL CORPORATION LAW

MIDDLE KINGDOM ALLIANCE CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The name of the Corporation is “Middle Kingdom Alliance Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on January 17, 2006.

3. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on February 14, 2006.

4. The Corporation’s Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on December 11, 2006.

5. This Amendment was duly approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).

6. Article III and sub-paragraph C. of Article IV of the Second Amended and Restated Certificate of Incorporation are hereby amended to read in their entirety as follows:

ARTICLE III

PURPOSE

Subject to the conditions set forth in this Article III, the purposes for which the Corporation is formed are to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation; provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Termination Date (as defined below), then the purposes of the Corporation shall automatically, with no action required by the board of directors or the stockholders, on the Termination Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Termination Date, and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the DGCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein.

ARTICLE IV

CAPITAL STOCK

C. The following provisions (1) through (5) shall apply during the period commencing upon the filing of this Certificate of

2

Incorporation and shall terminate upon the first to occur of (i) the consummation of any “Business Combination” or (ii) the “Termination Date” (as such terms are hereinafter defined). A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business (“Target Business”).

1. Prior to the consummation of any Business Combination with a Target Business, the Corporation shall submit such Business Combination to the holders of its Class B Common Stock for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the outstanding shares of Class B Common Stock cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the aggregate number of holders who exercise their conversion rights described in paragraphs 2 and 5 below is 20% or more of the shares of Class B Common Stock outstanding as of the date of the special meeting to consider the amendment pursuant to which paragraph 5 was included in this Certificate of Incorporation.

2. If a Business Combination is approved in accordance with sub-paragraph (1), above, and is consummated by the Corporation, then, in such event:

(i) any holder of shares of Class B Common Stock issued in the Corporation’s initial public offering of securities (“IPO”) who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his shares of Class B Common Stock into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the “Trust Fund” (as hereinafter defined), inclusive of any interest thereon (less any interest disbursed to the Company), calculated as of two business days prior to the date of the consummation of the Business Combination, by (ii) the total number of shares of Class B Common Stock then outstanding. “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited; and

(ii) thereafter, all of the remaining outstanding shares of Class B Common Stock for which conversion has not been demanded shall be deemed to automatically convert, effective as of the consummation of the Business Combination, into the same number of shares of Common Stock.

3. If, however, the Corporation does not consummate a Business Combination with a Target Business by August 31, 2009 (such date being referred to as the “Termination Date,” and the period from the effectiveness of the Registration Statement filed in connection with the IPO up to and including the first to occur of (x) the consummation of a Business Combination or (y) the Termination Date being defined as the “Target Business Acquisition Period”), then, in such event, the directors and officers of the Corporation shall take all such action necessary to dissolve the Corporation and liquidate the Trust Fund (a) as soon as reasonably practicable, (b) after approval of the Corporation’s stockholders, (c) subject to the requirements of the DGCL, including the adoption of a resolution by the Board, prior to such Termination Date, pursuant to Section 275(a) of the DGCL, finding the dissolution of the Corporation advisable, (d) after having paid or having made reasonable provisions to pay all obligations and claims or such other corporate expenses relating to or arising during the Corporation’s remaining existence in accordance with DGCL Section 281(b), and (e) providing such notices as are required by Section 275(a) of the DGCL as promptly thereafter as possible. In the event that the stockholders vote in favor of such dissolution and the Corporation is so dissolved, the Corporation shall promptly adopt and implement a plan of distribution which provides that (a) all outstanding shares of Class B Common Stock shall be automatically cancelled and shall revert to the status of authorized but unissued shares of Class B Common Stock; (b) the Corporation shall thereupon distribute, and shall cause its officers to effect the distribution of, the principal amount of the Trust Fund ($8.24 per Class B Unit), inclusive of a pro-rata share of the interest earned on the Trust Fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to payment of any taxes due), to the holders of Class B Common Stock; (c) the Corporation shall distribute its remaining net assets, if any, including any amounts remaining in the Trust Fund after payment of the $8.24 per Class B share plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any taxes due), to the holders of its common stock; and (d) the Corporation shall pay no distributions out of the Trust Fund to any other shares of capital stock of the Corporation. From and after the Termination Date and until surrendered to the trustee of the Trust Fund, any certificate evidencing shares of Class B Common Stock shall represent solely the right of the holder to receive his ratable proportion of any distribution from the Trust Fund.

3

4. A recordholder of Class B Common Stock shall be entitled to receive distributions from the Trust Fund only upon distribution of the Trust Fund in accordance with sub-paragraph 3, above, or in the event he or she demands conversion of his or her shares in accordance with sub-paragraph 2, above or sub-paragraph 5, below. In no other circumstances shall a holder of Class B Common Stock have any right or interest of any kind in or to the Trust Fund.

5. Any stockholder of the Corporation holding Class B Common Stock who votes against the amendment pursuant to which this paragraph 5 was included in this Certificate of Incorporation may demand that the Corporation convert his or her shares of Class B Common Stock into cash. If so demanded, the Corporation shall convert such shares at a per share conversion price equal to $8.24 per share of Class B Common Stock, plus a pro-rata share of the net interest earned in the trust account after deducting the lesser of $1,200,000 or 50% of the gross interest and after the payment of any federal and state taxes due by the Corporation.

6. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect the Class I directors for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class I directors shall then elect the Class II and Class III directors. The directors in Class II shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class III shall be elected for a term expiring at the first Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire thereat shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors, on the removal of one or more directors and/or the filling of any vacancy in that connection, for newly created directorships or for any other vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by David A. Rapaport, Secretary and General Counsel, as of this      day of December         , 2008.

By:
David A. Rapaport
Secretary and General Counsel

4

ANNEX B

OPINION OF MORRIS JAMES LLP

November 3, 2008

Middle Kingdom Alliance Corp.

333 Sandy Springs Circle, Suite 230

Atlanta, GA 30328

Attention: David A. Rapaport, General Counsel

Re: Enforceability of Certificate of Incorporation Provision

Ladies and Gentlemen:

We have acted as special Delaware counsel to Middle Kingdom Alliance Corp., a Delaware corporation (the “Company”), in connection with a proposed amendment, in the form attached hereto as Exhibit A (the “Amendment”), to the Company’s Certificate of Incorporation, as initially filed with the Office of the Secretary of State of the State of Delaware (“Secretary of State”) on January 17, 2006, as amended and restated by the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State on February 14, 2006, and as further amended and restated by the Company’s Second Amended and Restated Certificate of Incorporation, as filed with the Secretary of State on December 11, 2006 (the “Second Amended and Restated Certificate of Incorporation”), which Second Amended and Restated Certificate of Incorporation we assume constitutes the entire certificate of incorporation of the Company as currently in effect (the “Certificate of Incorporation”). In that connection, you have requested our opinion as to the enforceability under Delaware law of certain provisions in Articles III (“Article III”) and Article IV (“Article IV”) of the Certificate of Incorporation which purports to prohibit, inter alia, certain amendments to the Certificate of Incorporation intended to be effected by the Amendment. Capitalized terms used but not defined herein are used as defined in the Certificate of Incorporation.

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents, all of which have been supplied to us by the Company or obtained from publicly available records:

(a) The Certificate of Incorporation;

(b) The Bylaws of the Company, as adopted on February 12, 2006, which we assume constitute the bylaws of the Company as currently in effect;

(c) The Amendment;

(d) The Form 424B4 of the Company (the “Prospectus”), as filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2006;

(e) The Proxy Statement proposed to be filed with the SEC in connection with the Amendment (the “Proxy Statement”); and

(f) A certificate of good standing for the Company obtained from the Secretary of State, dated October 28, 2008 (the “Good Standing Certificate”).

For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (f) above and certain written statements of governmental authorities and others referenced in this paragraph. In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us. The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (including, without limitation, the Good Standing Certificate), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate and none of which we have investigated or verified.

BACKGROUND

The Proxy Statement states, and we have assumed as true for purposes of this opinion, that: (i) the Company has entered in an Agreement and Plan of Merger, Conversion and Share Exchange, dated as of September 5, 2008 (the “Merger Agreement”), with Pypo Digital Company Limited, a Cayman Islands exempted company (“Pypo”), (ii) the transaction contemplated by the Merger Agreement constitutes a “Business Combination” within the meaning of the Certificate of Incorporation, and (iii) the “Termination Date” within the meaning of Article IV of the Certificate of Incorporation is December 13, 2008.

The Company is concerned that it might not be possible to consummate the Merger Agreement prior to December 13, 2008, and under the Certificate of Incorporation as it presently exists, a failure to consummate the Merger Agreement by December 13, 2008 would result in the mandatory dissolution and liquidation of the Company.

Accordingly, the Company is considering the Amendment, which would (i) eliminate the provision of Article III that purports to prohibit the amendment of such Article prior to the consummation of a Business Combination, (ii) eliminate the provision of Article IV that purports to prohibit amending clauses (1) through (5) of Section (C) of Article IV during the Target Acquisition Period, (iii) extend the Termination Date from December 13, 2008 to August 31, 2009, and (iv) allow holders of less than 20% of the Company’s Class B shares who vote against the Amendment to convert1 their Class B shares into a portion of the funds available in the Trust Fund.

We understand that even if the Amendment is duly approved and becomes effective, any holder of the Company’s Class B shares who has voted against the Amendment will have the opportunity to demand a cash conversion (i. e., a redemption) of his, her, or its shares, such that the holder will receive for those shares his, her, or its pro rata share of the funds available in the Trust Fund. In addition, we understand that even if the Merger Agreement is consummated, holders of the Company’s Class B shares who have voted against consummation of the Merger Agreement will continue to have the right to elect to convert their Class B shares into a portion of the funds available in the Trust Fund, as provided in Article IV.

Article III provides as follows:

Subject to the conditions set forth in this Article III, the purposes for which the Corporation is formed are to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the

[1]

Although such right is called a “conversion” right in the Certificate of Incorporation, we note that it technically would be deemed a redemption right under Delaware law, subject to the requirements of Section 160 of the GCL.

State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation; provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Termination Date (as defined below), then the purposes of the Corporation shall automatically, with no action required by the board of directors or the stockholders, on the Termination Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Termination Date and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the DGCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein. This Article III may not be amended prior to the consummation of a Business Combination. (Emphasis added).

The pertinent provisions of Section (C) of Article IV provide as follows:

C. The following provisions (1) through (5) shall apply during the period commencing upon the filing of this Certificate of Incorporation and shall terminate upon the first to occur of (i) the consummation of any “Business Combination” or (ii) the “Termination Date” (as such terms are hereinafter defined), and may not be amended during the Target Business Acquisition Period. (Emphasis added).

Thus, Articles III and IV purport to divest the Company (and consequently its directors and stockholders) of the power to amend (i) Article III prior to the consummation of a Business Combination, and (ii) clauses (1) through (5) of Section (C) of Article IV during the Target Business Acquisition Period.

DISCUSSION

1. May Articles III and IV be amended as provided in the Amendment?

Section 242(a) of the GCL provides, in pertinent part:

After a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment. In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as:

(2) To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes; or

(6) To change the period of its duration.

8 Del. C. § 242(a). In addition, Section 242(b) provides that “[e]very amendment authorized by subsection (a) of this section shall be made and effected [as provided therein.”. 8 Del. C. § 242(b) (emphasis added). Subsection (b)(1) of Section 242 applies to corporations having capital stock and provides that to approve an amendment, a company’s “board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability,” and directing that the amendment be considered by stockholders either at the next annual meeting or at a special meeting called for such purpose. 8 Del. C. § 242(b)(1).2 Subsection (b)(l) further provides that “[i]f a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment,” a certificate of amendment “shall” be executed and filed and “shall” become effective. Id.3

By its terms, Section 242 contemplates that Delaware corporations have broad power and authority to amend their certificates of incorporation in any of the respects permitted by the statute, including in the respects contemplated by the Amendment, subject to obtaining the requisite board and stockholder approvals. The statutory language itself suggests that the power to amend the certificate of incorporation is an important and fundamental right vested in the directors and stockholders, and nothing in Section 242 suggests that such right may be eliminated or fundamentally restricted by a provision in the certificate of incorporation. Indeed, the statute provides that upon receipt of the requisite board and stockholder approvals, absent express authority in the approving resolutions permitting the board to abandon a proposed charter amendment, a corporation “shall” execute and file a certificate of amendment and such certificate of amendment “shall” become effective.

We note that Section 102(b)(4) of the GCL expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the GCL. Specifically, Section 102(b)(4) provides that a certificate of incorporation may contain:

Provisions requiring for any corporate action, the vote of a larger portion of the stock or any class or series thereof, or of any other securities having voting power, or a larger number of directors, than is required by this chapter[.]

8 Del. C. § 1 02(b)(4). While Section 102(b)(4) expressly permits charter provisions requiring a greater vote of directors or stockholders than is otherwise required by Section 242 and other provisions of the GCL, nothing in Section 102(b)(4) purports to authorize a provision in a certificate of incorporation that eliminates, for a period of time or otherwise, the right and power of directors and stockholders to authorize amendments to the certificate of incorporation as expressly permitted by Section 242.

We further note that Section 102(b)(1) of the GCL provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders...; if such provisions are not contrary to the laws of this State.

[2]	Stockholder approval also may be obtained by written consent pursuant to Section 228 of the GCL. 8 Del. C. § 228.
[3]

We note that Section 303 of the GCL provides an alternative means of authorizing amendments to the certificate of incorporation in connection with Federal bankruptcy proceedings. Section 303 provides that a Delaware corporation may carry out an order for relief entered in a Federal bankruptcy proceeding and may take any corporate action required by such an order, including, specifically, amendments to its certificate of incorporation, without any further action by directors and stockholders. See 8 Del. C. § 303. A charter amendment pursuant to Section 303 specifically requires action pursuant to the Federal Bankruptcy Code and the statute provides that such action will have the same effect as unanimous director and stockholder approval. Id. To the extent Articles III and IV purport to divest the Company of the power to carry out an order or decree of a Federal bankruptcy court requiring amendment of the Certificate of Incorporation, as required by Section 303 of the GCL, unless and until a Business Combination has been consummated or during the Business Target Acquisition Period, respectively, it is our view that such Articles are invalid and unenforceable for the same reasons expressed herein with respect to the provision’s purported elimination of director and stockholder rights and powers.

8 Del. C. § 102(b)(1). In our view, Section 102(b)(1) does not provide authority for a charter provision that eliminates the power of a corporation’s directors and stockholders to amend the certificate of incorporation or particular provisions thereof. First, Section 1 02(b)(1) does not authorize charter provisions that eliminate or prohibit the exercise of rights and powers, it merely provides for the limitation and regulation of such powers. See Gotham Partners, L.P. v. Hallwood Realty Partners, L.P., 817 A.2d 160, 167-68 (Del. 2002) (noting the “dubious” validity of the trial court’s statement in dicta that a statute allowing a partnership agreement to restrict a partner’s fiduciary duties permitted a partnership agreement to eliminate a partner’s duties. The Court declined to rule on the issue, however, because it was not properly before the Court on appeal).

Second, we believe a Delaware court would find that a certificate of incorporation provision that purports to eliminate the right and power to amend the certificate of incorporation, or particular portions thereof, unless and until a condition precedent is satisfied, is “contrary to the laws of [Delaware].” A charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952). For the reasons discussed above, we believe the fundamental importance of the amendatory power as a matter of Delaware public policy is implicit in the language of Section 242. Moreover, the Delaware case law discussed below further confirms the importance of the power to amend as a core right of directors and stockholders. A charter provision purporting to divest the directors and stockholders of that important right, we believe, would be viewed by a Delaware court as “contrary to the laws of [Delaware].”

Although we are not aware of any Delaware case law directly addressing the enforceability under Section 102(b)(1) or otherwise of a charter provision prohibiting amendment to portions of a certificate of incorporation unless and until a condition precedent is satisfied, we are aware of several decisions suggesting that a certificate of incorporation provision eliminating the right and power of directors and stockholders to amend the certificate of incorporation might be unenforceable. In Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 112-13 (Del. Ch. 1938), the Court of Chancery upheld a certificate of incorporation provision requiring a supermajority vote to change the designations, preferences, and rights of preferred stock. Although the Court was not called upon to decide the validity of another provision requiring a 100% vote to reduce the dividend rate and liquidation value of the preferred stock, the Court suggested the possible invalidity of such a provision, observing with suspicion that such a provision would make a charter provision “practically irrepealable.” Id. at 114.

In Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342 (Del. 1930), the certificate of incorporation provided that the common stock had “sole” power to vote, but the common stock had been invalidly issued. Even though there was no valid common stock with power to vote, including power to vote on an amendment to the certificate of incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the holders of preferred stock. Id. at 347. The Supreme Court held that, by “the very necessity of the case,” the holders of preferred stock had the power to vote where no common stock had been validly issued, emphasizing that otherwise the corporation would be “unable to function.” Id. at 351. Although Triplex Shoe dealt primarily with the proposition that a corporation cannot function properly unless at least one class or series of outstanding stock has power to vote on the election of directors, we believe the Supreme Court’s general observations about stockholder voting rights, coupled with its assumption that the charter amendment had been validly approved by the holders of preferred stock, which under the terms of the certificate of incorporation had no voting rights, provide strong support for the proposition that at least one class or series of outstanding stock must have power at all times to approve or authorize fundamental corporate actions for which the GCL requires a stockholder vote, including the election of directors and amendments to the certificate of incorporation. For the same reasons articulated by the Supreme Court in Triplex Shoe, we believe a Delaware court would conclude that a certificate of incorporation provision purporting to divest all stockholders of the power to approve amendments to the certificate of incorporation leaves the corporation unable to function in a core area of its governance and, therefore, is unenforceable.4

[4]

Our conclusion in this regard is bolstered by Section 151 (b) of the GCL, which authorizes a corporation to include in its certificate of incorporation provisions for the redemption of any class or series. of stock, but requires that immediately after any redemption “the corporation shall have outstanding 1 or more shares of 1 or more classes or series of stock, which share, or shares together, shall have full voting powers.” Section 151(b) is a further reflection of the important statutory policy requiring that at least one class or series of outstanding stock, or classes or series together, must have full voting powers with respect to fundamental corporate actions. We note that Section 151(a) provides that any of the voting powers of any class or series of stock “may be made dependent upon facts ascertainable outside the certificate of incorporation.” 8 Del. C. § 151(a). In our view, Section 151(a) does not authorize certificate of incorporation provisions that purport to divest all stockholders of the power to vote on fundamental corporate actions, such as amendments to the certificate of incorporation. See 8 Del. C. § 151(b); Triplex Shoe, 152 A. at 347,351 (discussed above).

More recently, in Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004), the Court of Chancery addressed whether a charter provision eliminating the power of a board of directors to fix record dates was permitted by Section 102(b)(1). The Court held that the provision at issue was valid, but was careful to note that other charter provisions purporting to eliminate director or stockholder rights and powers with respect to other matters might not be enforceable:

[T]o rule for [plaintiff] in this situation does not mean that every statutory grant of authority to directors or stockholders may be altered by charter. Rather, it is to say that the court must determine, based on careful, context-specific review in keeping with Sterling, whether a particular certificate provision contravenes Delaware public policy, i.e., our law, whether it be in the form of statutory or common law.

Id. at 848. The Court referred to several statutory rights under the GCL that could not be modified or eliminated by a charter provision. See id. at 848-849 & nn. 29, 30.5 The Court also indicated, in dicta, but without ruling on the issue, that a provision of a certificate of incorporation depriving directors of power to approve and propose to stockholders amendments to the certificate of incorporation likely would be invalid. Defendants had argued that statutory rights of directors could be eliminated by the certificate of incorporation only if the statute establishing such rights contained the phrase “unless otherwise provided by the certificate of incorporation.” Defendants asserted that if the Court were to hold otherwise, then Delaware corporations presumably could adopt charter provisions divesting directors of any number of fundamental powers, including the power to approve and recommend to stockholders charter amendments and mergers. In rejecting that argument, the Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided by the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a

[5]

Specifically, the Court discussed Rohe v. Reliance Training Network, 2000 WL 1038190 (Del. Ch. Jun. 21, 2000) (in which the Court of Chancery invalidated a charter provision purporting to eliminate the right of stockholders to elect directors annually in violation of the statutory scheme providing for one year terms in the case of non-staggered boards) and Loews Theatres, Inc. v. Comm. Credit Co., 243 A.2d 78 (Del. Ch. 1968) (in which the Court invalidated a charter provision purporting to impose ownership limits on the right of stockholders to inspect books and records pursuant to 8 Del. C. § 220). In the Loew s decision, the Court observed that “a charter provision that seeks to waive a statutory right or requirement is unenforceable.” Loews, 243 A.2d at 81. The Jones Apparel Court further observed that “[ i]t would also be doubtful whether a certificate provision could set a minimum notice requirement for stockholder meetings that was greater than the minimum of the range mandated by Section 222(b)” of the GCL. Jones Apparel, 883 A.2d 837, 851 (Del. Ch. 2004).

certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate of amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue].

Jones Apparel, 883 A.2d 837, 852 (Del. Ch. 2004).

As suggested by the Court in Jones Apparel, the rights of directors and stockholders to amend the certificate of incorporation are core rights of fundamental importance under the GCL. We believe that the fundamental nature of those rights is implicit in the statutory language itself, as discussed above. The case law further supports our conclusion that the right to amend is a fundamental right of central importance under the statutory scheme of the GCL. For example, in Lions Gate Entertainment Corp. v. Image Entertainment Inc., the Court of Chancery invalidated a provision in a certificate of incorporation that purported to permit the board or the stockholders to amend the certificate. 2006 WL 1668051 (Del. Ch. June 5, 2006). The Chancellor observed:

Under § 242 of the DGCL, after a corporation has received payment for its capital stock, an amendment to a certificate of incorporation requires both (i) a resolution adopted by the board of directors setting forth the proposed amendment and declaring its advisability and (ii) the approval of a majority of the outstanding stock entitled to vote on the amendment. Because the Charter Amendment Provision purports to give the Image board the power to amend the Charter unilaterally without a shareholder vote, it contravenes Delaware law and is invalid....

Id., at *17. Lions Gate supports our conclusion that the rights of directors and stockholders to approve amendments to the certificate of incorporation are “core” or “fundamental” rights that cannot be altered by a provision in the certificate of incorporation. Moreover, Delaware cases often have emphasized that all rights of stockholders set forth in a certificate of incorporation remain subject to amendment, even if the certificate of incorporation does not expressly reserve such a right. See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929) (holding that all the provisions of the General Corporation Law are incorporated into a corporation’s charter, and therefore a corporation has the power to amend its charter, without expressly reserving that right in its charter); Peters v. US. Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921) (holding that a corporate charter impliedly incorporates every pertinent provision in the Delaware Constitution and statutes, and, accordingly, a corporation has the power to amend its certificate).

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), a landmark decision on the permissibility of charter amendments, the Court of Chancery addressed an argument that an amendment to a certificate of incorporation was invalid because it sought to amend the certificate in a manner that was permitted by a recent amendment to the GCL but that was not permitted at the time the corporation was organized. In the course of rejecting that argument, the Court observed that by granting power to amend the certificate of incorporation, the legislature “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these [internal] questions so as to leave them fixed for all time.” ld. at 657. The Court further queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intercorporate and in a sense private powers... ,” i.e., alteration of the terms of the certificate of incorporation? ld. Davis confirms the important public policy underlying the reservation of the right of directors and stockholders to amend the certificate of incorporation, as set forth in Section 242.

In view of the fundamental importance of the power and right of directors and stockholders to amend the certificate of incorporation, as reflected in the statutory language of Section 242 and expressed in the case law, it is our opinion that a charter provision purporting to eliminate the right and power of directors and stockholders to approve and implement amendments to the certificate of incorporation is not permitted by Section 102(b)(1) or any other provision of the GCL, even if such right and power is eliminated only as to particular provisions and only unless and until a condition precedent is satisfied. We believe that such a provision is contrary to the laws and public policy of Delaware and, therefore, invalid and unenforceable.6

[6]

Our opinion is not changed by dicta in Boesky v. CX Partners, L.P., 1988 WL 42250 (Del. Ch. Apr. 28, 1988), suggesting that Delaware law might not require that a corporation have the power to amend its certificate of incorporation after dissolution. In Boesky, a limited partnership agreement vested certain powers in the liquidating partner upon dissolution, but no partner had the power to amend the limited partnership agreement following dissolution. Relying on Triplex Shoe Co., 152 A. 342 (Del. ]930), the liquidating partner argued that Delaware law required that someone be empowered to amend the limited partnership agreement. The Court rejected the argument, noting that “I do not read Triplex as recognizing the rule that the power to amend a corporate charter or an agreement of limited partnership must always be deemed to exist someplace, even when the entity is in liquidation.” 1988 WL 42250, at *9. Boesky did not discuss the statutory language or case law discussed above (other than the Triplex decision), its observations about corporate charter amendments were dicta, and the actual holding was limited to a finding that Delaware law does not require that a limited partnership agreement be amendable following dissolution of the limited partnership. Indeed, the Court’s dicta regarding corporate charter amendments was similarly limited to the dissolution context, with the Court emphasizing that “Triplex, unlike the present case, involved a continuing entity, not one whose affairs are being wound up.” Id. We express no view on whether the GCL permits a corporate certificate of incorporation to be amended after a corporation has dissolved and note that the law might require a corporation to revoke its voluntary dissolution pursuant to Section 311 of the GCL before effectuating an amendment to the certificate of incorporation. See 8 Del. C. §§ 278, 311.

2. What votes of the directors and stockholders are required to approve the Amendment?

Given our conclusion that Articles III and IV may permissibly be amended, you also have requested our opinion as to the votes of the Company’s directors and stockholders that would be required to approve the proposed Amendment.

The statutory default votes for approving an amendment to a corporation’s certificate of incorporation are (i) approval (and declaration of advisability) by the board of directors by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present or, alternatively, the unanimous written consent of all directors (8 Del. C. §§ 141(b), 141(f), 242(b)); and (ii) votes or written consents in favor of the amendment by the holders of a majority of the outstanding stock entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a .class (8 Del. C. §§ 228, 242(b )).7

The default director and stockholder votes required by the GCL may be increased to require a greater vote of the board or stockholders by a provision in the certificate of incorporation or, in the case of the board vote, the bylaws. See 8 Del. C. §§ 102(b)(4), l41(b), 216, 242(b). Delaware case law makes clear, however, that any charter or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be “clear and unambiguous” and “positive, explicit, clear and readily understandable” because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority. See Centaur Partners, IV v. National Intergroup, Inc., 582 A.2d 923, 926-27 (Del. 1990) (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572,576 (Del. 1947)); In re Explorer Pipeline Co., 781 A.2d 705, 714 (Del. Ch. 2001); Cinerama, Inc. v. Technicolor, Inc., 663 A.2d 1134, 1155 (Del. Ch. 1994), aff’d, 663 A.2d 1156 (Del. 1995); Rainbow Navigation, Inc. v. Yonge, 1989 Del. Ch. LEXIS 41, at *13-14 (Del. Ch. Apr. 24, 1989). Such provisions should be “strictly construed” and “should not be extended by liberal interpretation.” Cinerama, 663 A.2d at 1155. There is no provision in the Company’s Certificate of Incorporation or bylaws purporting to impose a different or greater vote of directors or stockholders for approval of an amendment to the Certificate of Incorporation.

[7]	The Certificate of Incorporation does not contain any provisions requiring a separate class vote to amend Article II or Article IV.

We have considered whether a Delaware court, rather than declaring the prohibition on amendments in Articles III and IV of the Certificate of Incorporation invalid and unenforceable, might instead interpret those provisions as requiring a supermajority or unanimous vote of the directors and/or the stockholders to approve any amendments purportedly prohibited thereby. We do not believe, however, that a Delaware court would interpret either of such provisions in that manner. Nothing in the language of Article III or Article IV suggests that the drafter’s intent was to impose supermajority or unanimous voting requirements; rather, each of such provisions purports to be an outright prohibition on the power to amend, divesting both the board and stockholders of their statutory rights to amend the specified provisions of such Articles as specified. For the reasons set forth above, we believe such a provision is invalid and unenforceable. We do not believe the provision contains a sufficient level of clarity to be re-interpreted as a supermajority or unanimity provision or that it is “positive, explicit, clear and readily understandable” as such a provision. See, e.g., Centaur Partners, 582 A.2d at 927; Standard Power & Light, 51 A.2d at 576; Explorer Pipeline, 781 A.2d at 714; Rainbow Navigation, 1989 Del. Ch. LEXIS 41, at *13-14, nor do we believe that a Delaware court would engage in “liberal interpretation” to effectively reform the provision to say something not intended by the drafters. See Cinerama, 663 A.2d at 1155; see also Hob Tea Room v. Miller, 89 A.2d 851, 856-57 (Del. 1952) (reformation is appropriate only where an instrument fails to reflect actual intent); Lions Gate, 2006 WL 1668051 at *8 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that “all present and past shareholders intended the provisions to be included within the certificate.... “ (citing Waggoner v. Laster, 581 A.2d 1127,1135 (Del. 1990)).8

For the reasons discussed above, it is our view that the Amendment may be approved by board and stockholder action at the statutory default levels and that neither Article III nor Article IV imposes a supermajority or unanimous voting requirement for amending any of the provisions of such Articles.

CONCLUSION

Based upon the foregoing and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, it is our opinion that the proposed Amendment, if duly approved by the Board of Directors (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the GCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the GCL.

The foregoing opinion is limited to the laws of the State of Delaware and we express no opinion as to the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto. In addition, we express no opinion as to the securities laws of the State of Delaware and the rules and regulations relating thereto.

We express no opinion regarding any rights, claims, or remedies that might or might not be available to stockholders in connection with the Company’s public disclosures relating to the dissolution and liquidation of the Company in the event a Business Combination has not been consummated within a specified time after the consummation of the IPO. We also express no opinion as to the enforceability, validity, or effectiveness of any of the provisions of the Company’s Certificate of Incorporation, except to the

[8]

Even if a Delaware court were inclined to liberally interpret or reform Articles III and IV in the manner suggested, a charter provision requiring a unanimous vote of stockholders is of questionable validity under Delaware law. See 8 Del. C. § I 02(b )(4) (which authorizes provisions requiring the vote of a “larger portion” of stock); New Webster’s Concise Dictionary of the English Language 566 (2003) (defining “portion” as “[ a] part of a whole”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (suggesting possible invalidity of a unanimity provision because it would render provisions of charter “practically irrepealable”).

extent expressly set forth in our opinion above with respect to the provisions of Article III and IV to the extent that they purport to eliminate the power to amend (i) Article III prior to the consummation of a Business Combination, or (ii) clauses (1) through (5) of Section (C) of Article IV during the Target Acquisition Period, respectively. For the avoidance of doubt, we express no opinion as to the validity, enforceability, or effectiveness of the provisions set forth in Article IV of the Amendment to the extent that such provisions may be deemed to require dissolution and liquidation of the Company under circumstances not contemplated or permitted by Section 102(b)(5) and/or Section 275 of the GCL and to the extent that such provisions provide for disparate treatment of stockholders in connection with liquidating distributions. We also note that the conversion of shares to cash, as provided in Article IV of the Amendment likely would be construed as a redemption provision for purposes of the GCL and any conversion or redemption of shares thereunder might be subject to the restrictions on redemption set forth in Section 160 of the GCL

We have assumed that the Company will remain in good standing in the State of Delaware and will remain current on any franchise taxes or other fees owing to the State of Delaware until such time as the Amendment is filed with the Secretary of State.

The opinion expressed herein is rendered as of the date hereof and is based on our understandings and assumptions as to present facts as stated herein, and on the application of Delaware law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter’ occur or take effect.

This opinion letter is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose, except that it may be furnished or quoted to Cozen O’Connor, the Company’s outside counsel, and relied upon by Cozen O’Connor in connection with any correspondence or communications with the Securities and Exchange Commission (the “SEC”). Further, we hereby consent to the filing of this opinion letter as an exhibit to the Proxy Statement and to the references to our firm and the statements made with respect to this opinion letter therein under the captions “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING,” “Middle Kingdom’s Recommendation to Stockholders,” and “The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Morris James LLP

Exhibit A

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MIDDLE KINGDOM ALLIANCE CORP.

PURSUANT TO SECTION 242 OF THE

DELAWARE GENERAL CORPORATION LAW

MIDDLE KINGDOM ALLIANCE CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The name of the Corporation is “Middle Kingdom Alliance Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on January 17, 2006.

3. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on February 14, 2006.

4. The Corporation’s Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on December 11, 2006.

5. This Amendment was duly approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).

6. Article III and sub-paragraph C. of Article IV of the Second Amended and Restated Certificate of Incorporation are hereby amended to read in their entirety as follows:

ARTICLE III

PURPOSE

Subject to the conditions set forth in this Article III, the purposes for which the Corporation is formed are to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation; provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Termination Date (as defined below), then the purposes of the Corporation shall automatically, with no action required by the board of directors or the stockholders, on the Termination Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Termination Date, and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the DGCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein.

ARTICLE IV

CAPITAL STOCK

C. The following provisions (1) through (5) shall apply during the period commencing upon the filing of this Certificate of Incorporation and shall terminate upon the first to occur of (i) the consummation of any “Business Combination” or (ii) the “Termination Date” (as such terms are hereinafter defined). A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business (“Target Business”).

1. Prior to the consummation of any Business Combination with a Target Business, the Corporation shall submit such Business Combination to the holders of its Class B Common Stock for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the outstanding shares of

Class B Common Stock cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the aggregate number of holders who exercise their conversion rights described in paragraphs 2 and 5 below is 20% or more of the shares of Class B Common Stock outstanding as of the date of the special meeting to consider the amendment pursuant to which paragraph 5 was included in this Certificate of Incorporation.

2. If a Business Combination is approved in accordance with sub-paragraph (1), above, and is consummated by the Corporation, then, in such event:

(i) any holder of shares of Class B Common Stock issued in the Corporation’s initial public offering of securities (“IPO”) who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his shares of Class B Common Stock into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the “Trust Fund” (as hereinafter defined), inclusive of any interest thereon (less any interest disbursed to the Company), calculated as of two business days prior to the date of the consummation of the Business Combination, by (ii) the total number of shares of Class B Common Stock then outstanding. “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited; and

(ii) thereafter, all of the remaining outstanding shares of Class B Common Stock for which conversion has not been demanded shall be deemed to automatically convert, effective as of the consummation of the Business Combination, into the same number of shares of Common Stock.

3. If, however, the Corporation does not consummate a Business Combination with a Target Business by August 31, 2009 (such date being referred to as the “Termination Date,” and the period from the effectiveness of the Registration Statement filed in connection with the IPO up to and including the first to occur of (x) the consummation of a Business Combination or (y) the Termination Date being defined as the “Target Business Acquisition Period”), then, in such event, the directors and officers of the Corporation shall take all such action necessary to dissolve the Corporation and liquidate the Trust Fund (a) as soon as reasonably practicable, (b) after approval of the Corporation’s stockholders, (c) subject to the requirements of the DGCL, including the adoption of a resolution by the Board, prior to such Termination Date, pursuant to Section 275(a) of the DGCL, finding the dissolution of the Corporation advisable, (d) after having paid or having made reasonable provisions to pay all obligations and claims or such other corporate expenses relating to or arising during the Corporation’s remaining existence in accordance with DGCL Section 281(b), and (e) providing such notices as are required by Section 275(a) of the DGCL as promptly thereafter as possible. In the event that the stockholders vote in favor of such dissolution and the Corporation is so dissolved, the Corporation shall promptly adopt and implement a plan of distribution which provides that (a) all outstanding shares of Class B Common Stock shall be automatically cancelled and shall revert to the status of authorized but unissued shares of Class B Common Stock; (b) the Corporation shall thereupon distribute, and shall cause its officers to effect the distribution of, the principal amount of the Trust Fund ($8.24 per Class B Unit), inclusive of a pro-rata share of the interest earned on the Trust Fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to payment of any taxes due), to the holders of Class B Common Stock; (c) the Corporation shall distribute its remaining net assets, if any, including any amounts remaining in the Trust Fund after payment of the $8.24 per Class B share plus a pro-rata share of the interest earned on the trust fund in excess of the lesser of $1,200,000 or 50% of such interest (prior to the payment of any taxes due), to the holders of its common stock; and (d) the Corporation shall pay no distributions out of the Trust Fund to any other shares of capital stock of the Corporation. From and after the Termination Date and until surrendered to the trustee of the Trust Fund, any certificate evidencing shares of Class B Common Stock shall represent solely the right of the holder to receive his ratable proportion of any distribution from the Trust Fund.

4. A recordholder of Class B Common Stock shall be entitled to receive distributions from the Trust Fund only upon distribution of the Trust Fund in accordance with sub-paragraph 3, above, or in the event he or she demands conversion of his or her shares in accordance with sub-paragraph 2, above or sub-paragraph 5, below. In no other circumstances shall a holder of Class B Common Stock have any right or interest of any kind in or to the Trust Fund.

5. Any stockholder of the Corporation holding Class B Common Stock who votes against the amendment pursuant to which this paragraph 5 was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her shares of Class B Common Stock into cash. If so demanded, the Corporation shall convert such shares at a per share conversion price equal to $8.24 per share of Class B Common Stock, plus a pro-rata share of the net interest earned in the trust account after deducting the lesser of $1,200,000 or 50% of the gross interest and after the payment of any federal and state taxes due by the Corporation.

6. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect the Class I directors for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class I directors shall then elect the Class II and Class III directors. The directors in Class II shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class III shall be elected for a term expiring at the first Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire thereat shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors, on the removal of one or more directors and/or the filling of any vacancy in that connection, for newly created directorships or for any other vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by David A. Rapaport, Secretary and General Counsel, as of this      day of December     , 2008.

By:
David A. Rapaport
Secretary and General Counsel

PROXY

Middle Kingdom Alliance Corp.

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328

SPECIAL MEETING OF STOCKHOLDERS

December 10, 2008

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

MIDDLE KINGDOM ALLIANCE CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

DECEMBER 10, 2008

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated November 24, 2008, in connection with the Special Meeting to be held at 11:00 a.m. on December 10, 2008 at the offices of Middle Kingdom Alliance Corp. located at 333 Sandy Springs Circle, Suite 223, Atlanta, GA 30328, and hereby appoints David A. Rapaport, Esq. and Bernard J. Tanenbaum III, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock or Class B common stock, as applicable, of Middle Kingdom Alliance Corp. (the “Corporation”) registered in the name provided herein, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE EXTENSION AMENDMENT CONSISTING OF PROPOSALS 1, 2 AND 3.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3.

	FOR	AGAINST	ABSTAIN
Proposal 1 – Business Combination Provisions To eliminate the provision of the Corporation’s certificate of incorporation purporting to prohibit amendment of its “business combination” provisions.	☐	☐	☐

Proposal 2 – Business Combination Deadline

To extend the date before which the Corporation must complete a business combination from December 13, 2008 to August 31, 2009, to avoid being required to liquidate (and in connection with such proposal the stockholders are authorizing the Corporation to amend the trust agreement to extend the date by which the trust account must be liquidated from December 13, 2008 to August 31, 2009).

	☐	☐	☐

Proposal 3 – Conversion Rights

To allow holders of less than 20% of the Class B common stock shares issued in the Corporation’s initial public offering (“Class B shares”) who vote against the Extension Amendment and elect conversion to convert their Class B shares into cash held in the Corporation’s trust account.

	☐	☐	☐

Only if you voted “AGAINST” ALL THREE proposals above, you hold shares of Middle Kingdom Alliance Corp.’s Class B common stock issued in its initial public offering, and you tender your shares in accordance with the procedures set forth in the proxy statement by the day prior to the special meeting, may you exercise your conversion rights and demand that the Corporation convert your shares of Class B common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Middle Kingdom Alliance Corp. Class B common stock for cash and will no longer own these shares as of the effective date of the Extension Amendment. You will only be entitled to receive cash for your Class B shares if the Extension Amendment is approved (and not abandoned) and you continue to retain ownership of your Class B shares through the time the Extension Amendment becomes effective and tender your stock certificate to the Corporation.

EXERCISE CONVERSION RIGHTS		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
	☐		☐

Dated	2008

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN ITEMS 1, 2 AND 3. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.